UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Navigant Consulting, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Navigant Consulting, Inc., which will be held at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois, 60605 on Tuesday, May 22, 2012, at 10:00 a.m., Central time. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed envelope so that your shares will be represented at the meeting. You may also vote your shares by telephone or over the Internet. If you so desire, you may withdraw your proxy and vote in person at the meeting.

We look forward to meeting those of you who will be able to attend the meeting.

Sincerely,

William M. Goodyear

Executive Chairman

PRELIMINARY COPY — SUBJECT TO COMPLETION

NAVIGANT CONSULTING, INC.

30 S. Wacker Drive, Suite 3550

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Navigant Consulting, Inc.:

We will hold the Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois 60605 on Tuesday, May 22, 2012 at 10:00 a.m., Central time. The purposes of the meeting are to:

1.	Elect the three nominees identified in the Proxy Statement to our Board of Directors to serve for terms of three years;

2.	Adopt the restatement of our Certificate of Incorporation to declassify our Board of Directors;

3.	Approve the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan;

4.	Approve the Navigant Consulting, Inc. Annual Incentive Plan;

5.	Approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement;

6.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2012; and

7.	Transact any other business properly brought before the meeting, or any adjournments or postponements of the meeting.

If you were a shareholder of record at the close of business on March 26, 2012, you are entitled to notice of, and to vote at, the annual meeting.

IMPORTANT

Whether or not you expect to attend the annual meeting, we urge you to vote your shares as soon as possible. You may sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. You may also vote by telephone or over the Internet by following the instructions on the enclosed proxy card. Sending in your proxy will not prevent you from attending and personally voting your shares at the annual meeting because you have the right to revoke your proxy at any time before it is voted.

We have also enclosed the Proxy Statement and 2011 Annual Report to Shareholders, which includes our Form 10-K for the year ended December 31, 2011, with this Notice of Annual Meeting.

By Order of the Board of Directors,

Monica M. Weed

Secretary

Chicago, Illinois

April 3, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2012

The Notice of Annual Meeting and Proxy Statement are available on our website at

www.navigant.com/2012proxy. The 2011 Annual Report to Shareholders is available on our website at

www.navigant.com/2011annualreport.

PRELIMINARY PROXY STATEMENT DATED MARCH 16, 2012

SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY BY TELEPHONE (800-690-6903)

OR OVER THE INTERNET BY VISITING www.proxyvote.com

OR

MARK, SIGN, DATE AND RETURN YOUR PROXY CARD BY MAIL

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING

NAVIGANT CONSULTING, INC.

30 S. Wacker Drive, Suite 3550

Chicago, Illinois 60606

PROXY STATEMENT

This Proxy Statement is being mailed or otherwise furnished to our shareholders on or about April 3, 2012 in connection with the solicitation of proxies by our Board of Directors for the 2012 Annual Meeting of Shareholders of Navigant Consulting, Inc. being held on May 22, 2012. The words “we,” “us,” “our” and the “Company” used throughout this Proxy Statement refer to Navigant Consulting, Inc.

QUESTIONS AND ANSWERS

Q:	What is a proxy?

A:	A proxy is a document, also referred to as a “proxy card,” on which you authorize someone else to vote for you in the way that you want to vote. You may also choose to abstain from voting. The proxies for our 2012 Annual Meeting of Shareholders are being solicited by our Board of Directors.

Q:	What is a proxy statement?

A:	A proxy statement is a document, such as this one, required by the Securities and Exchange Commission (“SEC”) that, among other things, explains the items on which you are asked to vote on the proxy card.

Q:	What am I voting on at the annual meeting?

A:	At the annual meeting, our shareholders are asked to:

•	elect the three nominees identified in this Proxy Statement to our Board of Directors for three-year terms (see page 4);

•	adopt the restatement of our Certificate of Incorporation to declassify our Board of Directors (see page 46);

•	approve the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan (see page 47);

•	approve the Navigant Consulting, Inc. Annual Incentive Plan (see page 55);

•	approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement (see page 57);

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2012 (see page 59); and

•	transact any other business properly brought before the meeting or any adjournments or postponements of the meeting.

Q:	Who is entitled to vote?

A:	Only holders of our common stock as of the close of business on the record date, March 26, 2012, are entitled to vote at the annual meeting. Each outstanding share of our common stock has one vote. There were [—] shares of our common stock outstanding as of the close of business on March 26, 2012.

Q:	How do I cast my vote?

A:	If you hold your shares directly in your own name, you are a “registered shareholder” and may vote in person at the annual meeting or may complete and submit a proxy by mail or telephone or over the Internet. If your shares are registered in the name of a broker or other nominee, you are a “street-name shareholder” and will receive instructions from your broker or other nominee describing how to vote your shares.

Q:	How do I vote by telephone or through the Internet?

A:	If you are a registered shareholder, you may vote by telephone or over the Internet by following the instructions on your proxy card. If you are a street-name shareholder, your broker or other nominee will provide a voting instruction card for you to use in directing your broker or other nominee how to vote your shares.

Q:	Who will count the votes?

A:	A representative of Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes and act as the inspector of election for the annual meeting.

Q:	Can I change my vote after I have voted?

A:	A subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. If you wish to change your vote by mail, you may do so by requesting, in writing, a new proxy card from our corporate secretary at Navigant Consulting, Inc., 30 S. Wacker Drive, Suite 3550, Chicago, Illinois 60606, Attention: Corporate Secretary. The last vote received prior to the annual meeting will be the one counted. If you are a registered shareholder, you may also change your vote by voting in person at the annual meeting. Street-name shareholders wishing to change their votes after returning voting instructions to their broker or other nominee should contact their broker or other nominee directly.

Q:	Can I revoke a proxy?

A:	Yes, registered shareholders may revoke a properly executed proxy at any time before the polls close for the annual meeting by submitting a letter addressed to and received by the corporate secretary at the address listed in the answer to the previous question. Street-name shareholders cannot revoke their proxies in person at the annual meeting if the actual registered shareholders, the brokers or other nominees, are not present.

Q:	What does it mean if I get more than one proxy card?

A:	It indicates that your shares are registered differently and are in more than one account. Sign and return all proxy cards, or vote each account by telephone or through the Internet, to ensure that all your shares are voted. We encourage you to register all your accounts in the same name and address. To do so, registered shareholders may contact our transfer agent, Computershare, 480 Washington Boulevard, Jersey City, New Jersey 07310-1900. Street-name shareholders holding their shares through a broker or other nominee should contact their broker or other nominee and request consolidation of their accounts.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares of our common stock registered in the same social security number and address, including any full and fractional shares you own under the Navigant Consulting, Inc. 401(k) Savings Plan. We refer to this plan as the “401(k) Plan.” If you hold shares of our common stock through the 401(k) Plan, your proxy card will instruct the 401(k) Plan trustee how to vote the shares held in your 401(k) Plan account.

Q:	What happens if I submit a proxy card without giving specific voting instructions?

A:	If you are a registered shareholder and you submit your proxy card with an unclear voting designation or with no voting designation at all, the proxies will vote your shares in accordance with the Board of Directors’ recommendations. If you hold shares of our common stock through the 401(k) Plan and do not vote those shares by 11:59 p.m., Eastern time, on Thursday, May 17, 2012 (or if you submit your proxy card with an unclear voting designation or with no voting designation at all), then the 401(k) Plan trustee will not vote the shares held in your 401(k) Plan account.

Q:	What makes a quorum?

A:	A majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, constitutes a quorum. A quorum is necessary to conduct business at the annual meeting. Abstentions from voting on a particular matter, and shares held in “street name” by brokers or other nominees that are not voted (so-called “broker non-votes”), including because the broker or other nominee does not have discretionary authority to vote those shares as to a particular matter, are counted as shares present and entitled to vote for purposes of determining whether a quorum is present but will not otherwise be included in vote totals.

Q:	How does the voting work?

A:	For each proposal, voting works as follows:

Proposal 1: A nominee for director will be elected if the total votes cast “for” the nominee’s election exceed the total votes cast “against” the nominee’s election.

Proposal 2: The proposed restatement of our Certificate of Incorporation to declassify our Board of Directors will be adopted by our shareholders if the holders of at least two-thirds of the outstanding shares of our common stock vote “for” the proposal.

Proposal 3: The Navigant Consulting, Inc. 2012 Long-Term Incentive Plan will be approved by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 4: The Navigant Consulting, Inc. Annual Incentive Plan will be approved by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 5: The compensation paid to our named executive officers, as disclosed in this Proxy Statement, will be approved, on an advisory basis, by our shareholders if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Proposal 6: The appointment of our independent registered public accounting firm for the year 2012 will be ratified if a majority of the outstanding shares entitled to vote, present in person or represented by proxy at the annual meeting, vote “for” the proposal.

Abstentions and broker non-votes will have no effect on the election of directors, as they will not be counted as votes either “for” or “against” a nominee’s election. Abstentions and broker non-votes will have the effect of a vote “against” the remaining proposals.

If you are a street-name shareholder and you do not instruct your broker or other nominee how to vote your shares, your broker or other nominee may, in its discretion, leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2012 is the only routine matter being voted on at the annual meeting and, therefore, may be voted by your broker or other nominee in its discretion.

Q:	Who may attend the annual meeting?

A:	Any shareholder as of the close of business on March 26, 2012 may attend the annual meeting. Seating and parking are limited and admission is on a first-come basis. Each shareholder may be asked to present valid picture identification (for example, a driver’s license or passport). Street-name shareholders will need to bring a copy of a brokerage statement, proxy or letter from their broker or other nominee confirming ownership of our common stock as of the close of business on March 26, 2012.

Q:	Who bears the expense of this Proxy Statement?

A:	We will bear all expenses of the solicitation of proxies, including expenses of preparing and mailing or otherwise furnishing this Proxy Statement. We have retained MacKenzie Partners, Inc. to act as a proxy solicitor in connection with the annual meeting and have agreed to pay that firm a fee not to exceed $25,000, plus expenses, for its services. In addition, our officers, directors and employees may solicit proxies in person or by telephone, facsimile or other means of communication. They will not receive any additional compensation for, but they may be reimbursed for out-of-pocket expenses incurred in connection with, that solicitation. We will furnish copies of our proxy materials to brokerage firms, nominees, fiduciaries and custodians to forward to our street-name shareholders and will reimburse those brokerage firms and other nominees for their reasonable expenses in forwarding our solicitation materials to our street-name shareholders.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED, SIGNED AND DATED PROXY CARD PROMPTLY BY MAIL, OR VOTE BY TELEPHONE OR THROUGH THE INTERNET, SO YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is currently divided into three classes, with a class of directors elected each year for a three-year term. Thomas A. Gildehaus, Cynthia A. Glassman and Peter B. Pond have been nominated for election to the Board at the annual meeting. If elected at the annual meeting, they will serve for three-year terms and until their successors are elected and qualified. Their terms will expire at our annual meeting of shareholders to be held in 2015.

We have no reason to believe that any of the nominees for director would be unable or unwilling to serve if elected. However, if any nominee becomes unable or unwilling to serve, proxies will be voted for the election of another person designated by the Board.

The Board unanimously recommends that shareholders vote “FOR” the election of each of Ms. Glassman and Messrs. Gildehaus and Pond. The persons named as proxies will vote for each of Ms. Glassman and Messrs. Gildehaus and Pond for election to the Board unless your proxy card is marked otherwise.

Under our by-laws, each director must be elected to the Board by a majority of the votes cast with respect to such director’s election (in other words, the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as a vote either “for” or “against” the director’s election) in uncontested elections, where the number of nominees for director does not exceed the number of directors to be elected. If an incumbent director is not elected, the director is required to promptly tender his or her resignation to the Board. The nominating and governance committee (or another committee designated by the Board) will then make a recommendation to the Board as to whether to accept or reject the resignation of the director, or whether other action should be taken. The Board will act on the resignation and publicly disclose (in the manner provided in our by-laws) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. The Board may extend that 90-day period by an additional period of up to 90 days if it determines that the extension is in the best interests of the Company and our shareholders. The director who has tendered his or her resignation may not participate in the recommendation of the nominating and governance committee or the decision of the Board with respect to his or her resignation. If the incumbent director’s resignation is not accepted by the Board, the director will continue to serve until his or her successor is elected and qualified.

Certain biographical information for each of our nominees for director and our other directors whose terms will continue after the annual meeting is set forth below. Also set forth below is a description of the specific experience, qualifications, attributes and skills of each nominee for director and continuing director that were considered by the Board, in light of the Company’s current business needs and long-term operating strategy, in concluding that these individuals should serve on the Board.

Nominees for Election at This Annual Meeting for Terms Expiring at the 2015 Annual Meeting of Shareholders

Thomas A. Gildehaus Age 71 Director since October 2000	Prior to retirement, Mr. Gildehaus served as Chairman and Chief Executive Officer of Northwestern Steel and Wire Company of Sterling, Illinois from April 1997 to November 1998, and President and Chief Executive Officer of UNR Industries, Inc. of Chicago, Illinois from July 1992 to April 1997. From 1982 to 1992, Mr. Gildehaus served as Executive Vice President of Deere & Company in Moline, Illinois. In the 1970s, Mr. Gildehaus was Vice President of Temple, Barker & Sloane, a consulting firm in Lexington, Massachusetts. He is a director of Genesis Health Systems Inc. and a trustee of the Figge Art Museum. Mr. Gildehaus is a graduate of Yale University and received a Master’s degree in Business Administration, with Distinction, from Harvard University.

Key experience, qualifications, attributes and skills:

Mr. Gildehaus spent ten years building a significant consulting company, Temple, Barker & Sloane (now Oliver Wyman), and has served in leadership positions in several industrial companies. He has significant accounting expertise and knowledge relevant to the evolving dynamics of the consulting industry. As audit committee chairman during the Company’s implementation of the requirements of the Sarbanes-Oxley Act and thereafter, Mr. Gildehaus possesses extensive public company audit committee experience. Mr. Gildehaus provides substantial input into the growth and acquisition strategies which are an inherent part of our business model.

Cynthia A. Glassman, Ph.D. Age 64 Director since October 2009

Dr. Glassman was appointed by President Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006 to 2009 and as Commissioner of the U.S. Securities and Exchange Commission from 2002 to 2006 including Acting Chairman during the summer of 2005. Dr. Glassman has spent over 35 years in the public and private sectors focusing on financial services regulatory and public policy issues, including 12 years at the Federal Reserve and 15 years in financial services consulting. Dr. Glassman is a director of Discover Financial Services and a member of its audit committee, a trustee of the SEC Historical Society, a Senior Research Scholar at the Institute for Corporate Responsibility at the George Washington University Business School and an Honorary Fellow of Lucy Cavendish College, University of Cambridge, England. Dr. Glassman received a Master of Arts degree and a Ph.D. in Economics from the University of Pennsylvania and a Bachelor of Arts degree in Economics from Wellesley College.

Key experience, qualifications, attributes and skills:

Dr. Glassman holds a Ph.D. in economics and served as the Under Secretary for Economic Affairs at the U.S. Department of Commerce which enable her to provide insights that are specifically beneficial to our economics business segment. In addition, Dr. Glassman served as a Commissioner at the U.S. Securities and Exchange Commission and brings a thorough and unique perspective to regulatory and corporate governance issues. She has also served as a consultant practitioner for over 15 years, with particular focus on issues facing the financial services industry and risk management, and brings a keen understanding of the Company’s business model and retention strategies. In addition, she has deep experience in strategic issues and possesses the ability to identify market trends and specific business development opportunities and contacts of importance to us.

Peter B. Pond Age 67 Director since November 1996	Mr. Pond is the founder and General Partner of Alta Equity Partners, a venture capital firm, where for the last 12 years, he has been involved in venture capital investing in numerous areas, including the specialty consulting field. He served as the Midwest Head of Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from June 1991 to March 2000, and in that capacity ran the firm’s Information Technology Advisory Practice and participated in numerous mergers and acquisitions, initial public offerings and capital raising efforts. Mr. Pond is the Chairman of the Board of Maximus, Inc., a business process outsourcing firm in the state and local health and human services areas. He is also Chairman of the Maximus audit committee and sits on the boards of several charities. Mr. Pond received a Bachelor’s of Science degree in Economics, with honors, from Williams College and a Master’s degree in Business Administration in Finance from the University of Chicago.

Key experience, qualifications, attributes and skills:

Mr. Pond has spent over 40 years in investment banking, specializing in capital market strategies and mergers and acquisitions. He brings a deep understanding of the consulting business model as well as significant experience in and perspectives with respect to the capital markets. Mr. Pond has a strong financial acumen and is a successful business and civic leader on a national level. Throughout his tenure on the Board, Mr. Pond has provided thought leadership in our strategic positioning efforts.

Directors Whose Terms Continue Until the 2013 Annual Meeting of Shareholders

Samuel K. Skinner Age 73 Director since December 1999	Mr. Skinner is currently Of Counsel to the law firm of Greenberg & Traurig, LLP. From 2000 to 2003, Mr. Skinner was Chairman, President and Chief Executive Officer of U.S. Freightways Corporation. He formerly served as Co-Chairman of Hopkins & Sutter, a Chicago law firm, and as President of Commonwealth Edison Company and its holding company, Unicom Corporation (now Exelon Corporation). Prior to joining Commonwealth Edison, he served as Chief of Staff to former President George H.W. Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as U.S. Secretary of Transportation. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley & Austin (now Sidley Austin LLP). From 1984 to 1988, while practicing law full time, he was appointed by President Reagan as Vice Chairman of the President’s Commission on Organized Crime. From 1968 to 1975, Mr. Skinner served in the office of the United States Attorney for the Northern District of Illinois and in 1977, President Ford appointed him United States Attorney, one of the few career prosecutors ever to hold such position. He is currently a member of the boards of directors of APAC Customer Services, Inc., CBOE Holdings, Inc., Echo Global Logistics, Inc., Express Scripts, Inc. and MedAssets, Inc. During the past five years, Mr. Skinner also served as a director at Diamond Management &

Technology Consultants, Inc. and Dade Behring Inc. Mr. Skinner received a Bachelor of Science degree in Accounting from the University of Illinois and a J.D. from DePaul University Law School.

Key experience, qualifications, attributes and skills:

Mr. Skinner has served in key leadership positions in industry and in government. Mr. Skinner also has significant experience in the law-firm channel and is a former prosecutor. Mr. Skinner brings a deep understanding of the legal and regulatory environment in which the Company provides services. Further, Mr. Skinner has served on the boards of several public companies over the last 20 years and brings a wealth of experience regarding board processes and the need for independent assessment of the Company and management.

Governor James R. Thompson Age 75 Director since August 1998

Governor Thompson served as Chairman of the Chicago law firm of Winston & Strawn LLP from January 1993 to September 2006. He now serves as Senior Chairman. He joined the law firm in January 1991 as Chairman of its Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971 to 1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County, Illinois. He is a former Chairman of the President’s Intelligence Oversight Board and was a member of the National Commission on Terrorist Attacks upon the United States. Governor Thompson is currently a member of the boards of directors of Maximus, Inc. and John Bean Technologies Corp. He also serves as Chairman for the Public Review Board — UNITE HERE and as Chairman for the Illinois Sports Facilities Authority. During the past five years, Governor Thompson also served as a director at FMC Technologies, Inc. and FMC Corporation. Governor Thompson attended the University of Illinois and Washington University and received a J.D. from Northwestern University.

Key experience, qualifications, attributes and skills:

Governor Thompson has over 50 years of legal, political and management experience. He served as Governor of the State of Illinois for 14 years and has practiced law in various capacities, from the U.S. Attorney’s office to leading a major law firm. Governor Thompson has significant experience navigating the complex regulatory and legal landscape that exists today and provides critical business and strategic advice to the Company.

Michael L. Tipsord Age 52 Director since July 2009	Mr. Tipsord is Vice Chairman and Chief Operating Officer of the State Farm Insurance Companies. Mr. Tipsord has served in various capacities with State Farm since 1988, and has been an officer or trustee of various affiliates since 2001. Prior to assuming his current position in 2011, Mr. Tipsord served as Vice Chairman and Chief Financial Officer of State Farm from 2005 to 2010. Currently, Mr. Tipsord is trustee of the State Farm Associates’ Funds Trust, the State Farm Mutual Fund Trust and the State Farm Variable Product Trust and serves on the Board of Trustees of Illinois Wesleyan University and Brookings Institution. He also is a member of the Dean’s Advisory Board for the University of Illinois College of Law. Mr. Tipsord received a Bachelor’s degree from Illinois Wesleyan University and a law degree from the University of Illinois at Urbana-Champaign.

Key experience, qualifications, attributes and skills:

As the Chief Operating Officer (and formerly, the Chief Financial Officer) of State Farm, a major insurance company, Mr. Tipsord brings deep financial and regulatory expertise as well as a critical understanding of the financial services industry, which is one of the key industries to which we provide our services. He also provides management and the Board with real time capital markets perspectives. In addition, Mr. Tipsord has broad experience in accounting and financial risk controls and management.

Directors Whose Terms Continue Until the 2014 Annual Meeting of Shareholders

William M. Goodyear Age 63 Director since December 1999

Mr. Goodyear has served as Chairman of the Board since May 2000 and was our Chief Executive Officer from May 2000 through February 2012. Prior to December 1999, he served as Chairman and Chief Executive Officer of Bank of America Illinois and was President of Bank of America’s Global Private Bank. From 1972 to 1999, Mr. Goodyear held a variety of assignments with Continental Bank, subsequently Bank of America, including corporate finance, corporate lending, trading and distribution. During this 28-year period, Mr. Goodyear was stationed in London for five years (1986 to 1991) to manage Continental Bank’s European and Asian Operations. He was Vice Chairman and a member of the Board of Directors of Continental Bank prior to the 1994 merger between Continental Bank and BankAmerica Corporation. Mr. Goodyear is a trustee and member of the Executive Committee of the Board of Trustees for the Museum of Science and Industry and a member of the Board of Trustees of the University of Notre Dame and serves on the Rush University Medical Center Board, where he is Vice Chairman and a member of the Executive Committee and Chair of the Finance Committee. During the past five years, Mr. Goodyear was a trustee of Equity Office Properties Trust, where he chaired the Audit Committee, prior to the sale of the company in 2007. Mr. Goodyear received a Master’s degree in Business Administration, with Honors, from the Amos Tuck School of Business at Dartmouth College, and a Bachelor’s degree in Business Administration, with Honors, from the University of Notre Dame.

Key experience, qualifications, attributes and skills:

Mr. Goodyear has 30 years of commercial banking experience, both domestic and international. Within the context of that experience, he also has had significant exposure to litigation and regulatory matters. Mr. Goodyear brings significant experience in management and financial controls to the Company, along with business acumen related to multiple industries with strategic importance to the Company. He provides a deep understanding of the strategies necessary to run and grow our business.

Julie M. Howard Age 49 Director since March 2012	Ms. Howard was appointed Chief Executive Officer of the Company in March 2012 and has served as the Company’s President since 2006 and the Company’s Chief Operating Officer since 2003. From 2001 to 2003, Ms. Howard was the Company’s Vice President and Human Capital Officer. Prior to 2001, Ms. Howard held a variety of consulting and operational positions with several professional services firms. Ms. Howard is currently a member of the Board of Directors of Kemper Corporation (formerly Unitrin, Inc.) and a member of the Foundation Board for Children’s Memorial Hospital. Ms. Howard is a founding member of the Women’s Leadership and Mentoring Alliance (WLMA). Ms. Howard is a graduate of the University of Wisconsin, with a Bachelor of Science degree in Finance. She has also completed several post-graduate courses within the Harvard Business School Executive Education program, focusing in Finance and Management.

Key experience, qualifications, attributes and skills:

Ms. Howard has 25 years of professional services experience and has held a broad array of senior management roles overseeing Navigant’s consulting businesses as well as key administrative functions. She was also a critical architect of the Company’s strategic plans announced in 2009. Ms. Howard brings significant experience and insights to the Board in the areas of strategic market analysis and planning, targeted business and client development, operating model and profitability enhancements, consultant compensation and retention, client channel alignment and integrated brand management. Additionally, Ms. Howard brings outside management and governance perspectives based on her business and civic board memberships.

Stephan A. James Age 65 Director since January 2009

Mr. James is the former Chief Operating Officer of Accenture Ltd., and served as Vice Chairman and a member of the Board of Directors of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture from August 2004 until August 2006. During his more than 35 years at Accenture, Mr. James held several senior management roles, including Managing Partner for the Central U.S., Managing Partner for the North American Financial Services Practice and Managing Partner for the Global Financial Services Operating Group. He is currently a member of the boards of directors of BMC Software Inc. and Fidelity National Information Services, Inc. and serves as a member of the University of Texas McCombs School of Business Advisory Board. During the past five years, Mr. James also served as a director at CDW Corporation and Metavante Technologies, Inc. Mr. James received a Bachelor of Arts degree in Business Administration, concentrating in Industrial Management and Labor Relations, from the University of Texas.

Key experience, qualifications, attributes and skills:

Mr. James has had multiple leadership roles related to global business and technology consulting, including as Chief Operating Officer of Accenture Ltd. Mr. James provides key insights into managing professional services workforces, both domestic and international. He has a deep understanding of corporate governance needs, and understands successful strategies for running global consulting firms.

Committees of the Board of Directors

The following table sets forth the current members of each of the committees of the Board.

	Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee
Thomas A. Gildehaus*	Chair	X
Hon. Cynthia A. Glassman*		X		X
William M. Goodyear			X
Julie M. Howard
Stephan A. James*	X	Chair
Peter B. Pond*	X			Chair
Samuel K. Skinner*			X
Governor James R. Thompson*†			Chair	X
Michael L. Tipsord*	X	X

*	Independent director (see “Corporate Governance — Independence Determinations”)

†	Lead Director (see “— Board Leadership Structure and Risk Oversight”)

Charters for the audit committee, compensation committee and nominating and governance committee are available on our website at www.navigant.com/about_nci/corporate_governance.

Audit Committee.    The audit committee monitors the integrity of our financial statements, financial reporting process and systems of internal controls regarding finance and accounting; monitors our compliance with legal and regulatory requirements; monitors the qualifications, independence and performance of our independent public accountants; monitors the performance of our internal audit function; provides an avenue of communication among the independent public accountants, internal audit function, management and the Board; and monitors significant litigation and financial risk exposure. Each of the members of the audit committee is “independent” as defined by the listing standards of the New York Stock Exchange (“NYSE”) and applicable SEC rules. The Board has determined that each of the members of the audit committee meets the financial literacy requirements of the NYSE and that each of Mr. Gildehaus and Mr. Tipsord qualifies as an “audit committee financial expert” as defined by applicable SEC rules. None of the members of the audit committee serves on more than three public company audit committees. The audit committee met five times during 2011.

Compensation Committee.    The compensation committee reviews and monitors matters related to management development and succession; reviews and approves executive compensation policies and pay for performance criteria, including corporate goals and objectives relevant to the compensation of our Chief Executive Officer; reviews and approves base salary, annual incentive bonus and long-term incentive awards for all of our executive officers; makes recommendations to the Board regarding new or amended incentive compensation and equity-based compensation plans and administers and exercises all powers of the Board under such plans (other than the power to amend those plans); reviews and provides input on such other matters concerning our employee compensation and benefit plans as the committee deems appropriate; reviews and assesses the risks arising from our compensation policies and practices; evaluates and recommends to the Board the form and amount of director compensation; and otherwise carries out the responsibilities that have been delegated to the compensation committee under the Company’s various compensation and benefit plans. The compensation committee also reviews and discusses with management the compensation discussion and analysis and prepares the compensation committee report included in our annual proxy statement. Each of the members of the compensation committee is independent as defined by the listing standards of the NYSE, a “non-employee director” as defined by applicable SEC rules and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee met 12 times during 2011.

Nominating and Governance Committee.    The nominating and governance committee identifies and evaluates individuals qualified to become members of the Board and recommends that the Board appoint those individuals as directors or nominate them for election at our next annual meeting of shareholders. The nominating and governance committee also develops and make recommendations to the Board regarding our corporate governance guidelines and reviews and approves our Code of Business Standards and Ethics (each of which is posted on our website at www.navigant.com/about_nci/corporate_governance). Each of the members of the nominating and governance committee is independent as defined by the listing standards of the NYSE. The nominating and governance committee met five times during 2011.

Executive Committee.    The executive committee can act in lieu of the Board when necessary between meetings as permitted by Delaware law. The executive committee met once during 2011.

Board Meetings; Annual Meetings of Shareholders

The Board met 16 times during 2011. Each of our directors attended over 90 percent of the meetings of the Board and the Board committees on which he or she served that were held during 2011. Our non-management directors meet in regularly scheduled executive sessions and have selected Governor Thompson to serve as our Lead Director. While we have no formal policy regarding attendance by our directors at our annual meetings of shareholders, we encourage all of our directors to attend. All of our directors attended our 2011 annual meeting of shareholders.

Board Leadership Structure and Risk Oversight

Effective March 1, 2012, the Board appointed Ms. Howard as our Chief Executive Officer, succeeding Mr. Goodyear who remains with the Company as Executive Chairman of the Board. Mr. Goodyear has served as our Chairman since 2000. The Board believes the recent separation of these roles is optimal for the Company at the present time because it provides the Board with consistent leadership and allows our new Chief Executive Officer to focus on the Company’s business operations. Although the Board believes that this leadership structure is appropriate at this time, the Board has no policy with respect to the separation of the roles of Chief Executive Officer and Chairman. The Board believes that the leadership structure of the Board is a matter that should be evaluated and determined by the Board from time to time, based on all of the then-relevant facts and circumstances.

The Board is responsible for overseeing our risk management process. The Board receives regular reports from our Chief Executive Officer regarding strategic and operating risks facing the Company. In addition, the Company has an enterprise risk management committee (which reports directly to the audit committee) to evaluate risks affecting our business. The company’s internal audit function conducts an annual risk assessment and also reports directly to the audit committee.

Our corporate governance guidelines require that the Board appoint an independent lead or presiding director. Governor Thompson serves as our Lead Director. Management, as well as the internal audit function and the enterprise risk management committee, have unfettered access to his counsel. Our corporate governance guidelines also provide that the Board meet in regularly scheduled executive sessions without management, and in the performance of his role as Lead Director, Governor Thompson leads all executive sessions of the Board. He also serves as the Chairman of the executive committee. Further, he offers an independent view of the Company and serves as the conduit for our non-management directors to relay any issues or concerns or agenda items for upcoming meetings of the Board.

CORPORATE GOVERNANCE

The nominating and governance committee monitors and reviews new SEC rules and NYSE corporate governance standards as they are proposed, adopted and revised. The nominating and governance committee has developed corporate governance guidelines that are intended to ensure compliance with the SEC rules and NYSE listing standards.

In February 2012, in connection with its annual corporate governance review and based on feedback received from our shareholders, the nominating and governance committee recommended that the Board amend and restate our Certificate of Incorporation to provide for a phased-in elimination of the classification of our Board of Directors and the annual election of all of the members of the Board. Based upon this recommendation, the Board has approved and declared advisable, and is recommending that at the annual meeting our shareholders adopt, an amendment and restatement of our Certificate of Incorporation to declassify the Board (see “Proposal 2 — Adoption of Restated Certificate of Incorporation to Declassify Our Board of Directors”).

Independence Determinations

On an annual basis, the nominating and governance committee reviews and makes recommendations to the Board as to whether individual directors are “independent” for purposes of the applicable SEC rules and NYSE listing standards relating to corporate governance. The nominating and governance committee’s review is based on all relevant facts and circumstances, as well as criteria set forth in the applicable SEC rules and NYSE listing standards. In addition, the nominating and governance committee considers certain categorical standards approved by the Board to assist it in making independence recommendations. These categorical standards describe certain relationships that are considered immaterial and do not preclude a finding of independence.

Under our Standards for Director Independence, the following relationships are considered immaterial and therefore do not preclude a finding of independence:

1.	The director is affiliated with or employed by a company, partnership or other entity that receives payments from us for services in an amount which, in the current fiscal year, does not exceed the greater of (a) $1 million or (b) two percent of such other company’s consolidated gross revenues, provided, however, that solely for purposes of determining “audit committee independence,” a director may not accept, directly or indirectly, a consulting, advisory or other compensatory fee from us in any amount (other than director and committee fees).

2.	The director is an employee, officer or director of a foundation, university or other non-profit organization to which we give directly, or indirectly through the provision of services, less than $250,000 during the year in question.

3.	In any cases where payments are made by us “indirectly” to an immediate family member, as for example fees paid to a law firm in which such immediate family member is a partner, if such immediate family member disclaims and does not accept any share of payments, the Board will not consider that such payments preclude the director from being considered “independent” for all purposes, including service on the audit committee.

A copy of these categorical standards is posted on our website at www.navigant.com/about_nci/corporate_governance.

Based on the review and recommendation of the nominating and governance committee, the Board affirmed that all of our current directors, except for Mr. Goodyear and Ms. Howard, are independent within the meaning of the NYSE listing standards and our Standards for Director Independence, and that all of the members of the audit committee meet the SEC’s more stringent standards for audit committee independence.

Shareholder Rights Plan Policy

The Board has adopted a policy stating that we will submit the adoption or extension of any shareholder rights plan to a shareholder vote, unless the Board, in an exercise of its fiduciary responsibilities, believes that it is in the best interests of the Company and our shareholders to adopt or extend (for one year) a shareholder rights plan without the delay that would come from the time required to seek a shareholder vote. A copy of our shareholder rights plan policy is posted on our website at www.navigant.com/about_nci/corporate_governance.

Director Nomination Procedures

Due to the fact that two of the three members of the nominating and governance committee (Ms. Glassman and Mr. Pond) were standing for reelection at the 2012 annual meeting, the evaluation and determination of the nominees for director at the 2012 annual meeting were made by the independent directors of the Board. Ms. Glassman and Mr. Pond recused themselves from voting on these matters. In making this evaluation and determination, the independent directors of the Board followed the same director nomination procedures (which are described in detailed below) that otherwise would have been followed by the nominating and governance committee. After considering the evaluation criteria outlined below, the independent directors of the Board determined that Ms. Glassman and Messrs. Gildehaus and Pond be nominated for election to the Board, each to serve a term of three years.

Except in the case of the nominees for director at the 2012 annual meeting, the nominating and governance committee is generally tasked with evaluating and recommending to the Board nominees for election to the Board at each annual meeting. The nominating and governance committee works with the Board to determine the appropriate characteristics, skills, and experiences for individual directors and for the Board as a whole with the objective of having a board of directors with diverse backgrounds and experience. In considering the qualifications of incumbent directors as well as future candidates for election to the Board, the nominating and governance committee considers all relevant factors, including judgment, character, reputation, education and experience, in relation to the qualifications of any alternate candidates and the particular needs of the Board, its committees and the Company as they exist at the time of the candidate’s consideration. Characteristics expected of all our directors include independence, integrity, high personal and professional ethics, sound business judgment and the ability and willingness to commit sufficient time to the Board. Although the Company does not have a formal policy on diversity, the Company seeks directors who represent a mix of backgrounds and experiences. The nominating and governance committee discusses each candidate’s diversity of background and experience in the context of the Board as a whole, with the objective of recommending a candidate for nomination to the Board who can best perpetuate the success of our business and represent our shareholders’ interests through the exercise of sound judgment. The nominating and governance committee evaluates each incumbent director to determine whether he or she should be nominated to stand for reelection, based on the types of criteria outlined above as well as the director’s contributions to the Board during their current term. The nominating and governance committee also considers each candidate’s relationships, if any, with the Company and its directors, officers, employees and shareholders, as well as any applicable criteria set forth in SEC rules, NYSE listing standards and Delaware law.

The nominating and governance committee and/or the Board will consider nominees for director recommended by our shareholders, provided that the shareholder nominations are received by our corporate secretary within the time frame established by our by-laws (see the section entitled “Shareholder Proposals for the 2013 Proxy Statement” below). All candidates for director, including those who have been properly nominated by a shareholder, are evaluated using the same criteria as described above. The Company has received a notice from a holder of 100 shares of our common stock that he intends to nominate three directors for election at the annual meeting.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2011 (the “Audited Financial Statements”). In addition, the audit committee has discussed with KPMG LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee also has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence from the Company and management. The audit committee also has discussed with management, the Company’s internal audit function and KPMG LLP such other matters, and has received such assurances from them, as it deemed appropriate. Based on the foregoing review and discussions and relying thereon, the audit committee has recommended to the Board (and the Board has approved) the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

AUDIT COMMITTEE

Thomas A. Gildehaus, Chairman

Stephan A. James

Peter B. Pond

Michael L. Tipsord

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion and analysis of the compensation program in place for our named executive officers, or NEOs. The compensation committee determines and approves the compensation of our NEOs. For 2011, our NEOs were:

•	William M. Goodyear, our current Executive Chairman and former Chief Executive Officer (“CEO”);

•	Julie M. Howard, our current CEO and former President and Chief Operating Officer;

•	Thomas A. Nardi, our Executive Vice President and Chief Financial Officer (“CFO”); and

•	Monica M. Weed, our Vice President and General Counsel.

Leadership Transition

In February 2012, as part of the Company’s succession plan, we announced the appointment of Ms. Howard to the position of CEO, effective March 1, 2012. Ms. Howard succeeds Mr. Goodyear, who remains with the Company on a full-time basis, serving as Executive Chairman of the Board. In connection with this transition, we amended each of the employment agreements with Ms. Howard and Mr. Goodyear (see “Executive Compensation — Employment Agreements”), and the compensation committee also approved other changes to each executive’s compensation, as described in the section entitled “— 2012 Compensation Decisions” below.

Except where noted, throughout this Compensation Discussion and Analysis and in the compensation tables that follow, we refer to the title of each NEO as was in effect on the last day of fiscal year 2011.

Executive Summary

In 2011, the Company continued to focus on executing its long-term strategy and achieving the benefits of both the strategic investments and the re-alignment of its core practices that were made in 2010. The Company’s operating objectives for 2011 included successfully integrating and leveraging the strategic businesses acquired in 2010, realizing greater revenue contributions from senior hires brought in during 2010, capturing the increased demand for unique expertise in its key practice areas, strengthening the firm’s culture and capabilities through enhanced professional development opportunities and maintaining a tight fiscal approach to resource management. The financial performance measures that align with these objectives are summarized in the table below.

How did the Company perform relative to its 2011 operating and financial objectives?

In 2011, the Company accomplished its operating objectives and exceeded each of the financial performance targets established at the beginning of 2011 for the annual incentive plan, as shown in the following table:

(in millions, except per share data and percentages)	2011 Target	2011 Actual	2011 Actual as % of 2011 Target	2011 Actual vs. 2010 Actual (% Change)

Revenues Before Reimbursements	$691.0	$695.7	100.7%	11.6%

Adjusted EBITDA(1)	$101.0	$101.2	100.2%	13.6%

Adjusted Net Income(1)	$38.0	$43.0	113.2%	39.8%

Adjusted Earnings per Share(1)	$0.74	$0.84	113.5%	37.7%

(1)	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted Net Income and Adjusted Earnings per Share are non-GAAP financial measures, as defined by the SEC. These financial measures exclude the impact of other operating costs (benefit) (including office consolidation costs and intangible asset impairment), severance expense and other non-recurring costs (benefit) (including from a tax election related to certain of the Company’s foreign entities). These financial measures and adjustments are the same as those presented in the Company’s fourth quarter and full year 2011 earnings release dated February 2, 2012.

The marketplace responded positively to the Company’s strong financial performance in 2011, with the Company delivering a total shareholder return (as defined below) of 24% during 2011 which placed the Company in the top quartile of its current peer group.

How did performance impact 2011 compensation decisions?

•

Annual Cash Bonus — The largest portion (70%) of our NEOs’ annual cash bonus opportunity for 2011 was based on the Company’s financial performance, as defined by the key performance measures summarized in the table above. The balance (30%) of their annual cash bonus opportunity for 2011 was based on the achievement of individual qualitative performance goals tied to strategic and operating initiatives at the Company. Based on the Company’s actual financial performance (as shown in the preceding section) and the compensation committee’s assessment of each NEO’s individual performance for 2011, the 2011 cash bonuses payable to our NEOs under the 2011 annual incentive plan ranged between approximately 102% and 105% of each NEO’s annual target bonus amount, as summarized in the following table.

		Bonus Payout %
	2011 Target Bonus (A)	Based on Company Performance (B)	Based on Individual Performance (C)	2011 Bonus as % of Target (B + C = D)	2011 Actual Bonus (A x D)

William M. Goodyear	$850,000	75.2%	27.0%	102.2%	$868,700

Julie M. Howard	$600,000	75.2%	28.1%	103.3%	$619,800

Thomas A. Nardi	$292,500	75.2%	26.4%	101.6%	$297,200

Monica M. Weed	$200,000	75.2%	29.1%	104.3%	$208,600

     A detailed discussion of our 2011 annual incentive plan, including how the Company’s financial performance and our NEOs’ individual performance specifically impacted actual bonuses paid for 2011, is set forth below in the section entitled “2011 Executive Compensation Program — Annual Performance-Based Cash Bonus.”

•	Long-Term Equity Incentive Awards — As discussed in last year’s proxy statement, the long-term equity incentive awards granted to our NEOs in March 2011 were based, in large part, on the

Company’s performance for the prior year (i.e., 2010). The value of the equity awards granted to our NEOs in March 2011 (for 2010 performance) was less than half of the value of the equity awards granted to them in March 2010 (for 2009 performance), reflecting the fact that the Company’s financial performance during 2010 only partially met the Board’s expectations, as well as the Company’s below-average stock price performance.

	2011 Equity Award Value	2010 Equity Award Value	% Change vs. 2010

William M. Goodyear	$300,000	$750,000	(60.0%)

Julie M. Howard	$225,000	$500,000	(55.0%)

Thomas A. Nardi	$135,000	$300,000	(55.0%)

Monica M. Weed	$115,000	$250,000	(54.0%)

What changes have been made to enhance our executive compensation program?

The compensation committee engages in an ongoing review of the Company’s executive compensation program. This review ensures that our program remains consistent with the Company’s executive compensation philosophy and, as a whole, reflects best practices among the Company’s peer group and the broader market. Within the past 12 months, the compensation committee has taken the following actions to further enhance our executive compensation program:

•

Added performance-based vesting conditions linked to the Company’s relative annual total shareholder return (defined as the change in the Company’s stock price, plus the reinvestment of any dividend payments by the Company) to a portion of the restricted stock awards granted to our NEOs in March 2011;

•	Approved supplemental terms for our 2011 annual incentive plan to enhance the formulaic nature of the plan;

•	Established a cap of 200% of an NEO’s annual target bonus opportunity as the maximum award payable under our annual incentive plan;

•	Reviewed and modified our peer group;

•

Recalibrated our compensation philosophy to target our NEOs’ total direct compensation opportunity to a median market range, which, as further explained below, is defined as within 10% of the median for base salaries, within 15% of the median for annual performance-based cash bonus targets, and within 20% of the median for long-term equity incentive targets and total targeted direct compensation;

•

Implemented a holding period requirement for equity awards granted to our NEOs and non-employee directors, requiring that at least 75% (in the case of our CEO and non-employee directors) or 50% (in the case of the other NEOs) of the net shares received from the vesting of equity awards or stock option exercises must be held for at least one year from the vesting or exercise date;

•	Adopted a clawback policy;

•

Granted only performance-based equity incentive awards in the form of stock options and performance-based restricted stock units in connection with the annual equity grants made to our newly-appointed CEO, as well as our CFO and our General Counsel, in March 2012 in order to increase the proportion of their total direct compensation opportunity which is performance-based;

•

Implemented a three-year performance period under which the attainment of both absolute and relative performance-based vesting criteria will be measured for the aforementioned performance-based restricted stock units;

•

Eliminated the right to receive tax gross-up payments relating to the occurrence of a change in control when amending Mr. Goodyear’s and Ms. Howard’s employment agreements in early 2012, and as a result, none of our NEOs have the right to receive such tax gross-up payments;

•

Modified the circumstances upon which our newly-appointed CEO (Ms. Howard) would be entitled to receive severance payments upon a change in control of the Company by replacing the “modified single-trigger” provision in her employment agreement with a “double-trigger” severance provision;

•

Contracted for a finite term in each of the amended employment agreements we entered into with Mr. Goodyear and Ms. Howard and removed the automatic annual renewal feature previously contained in those agreements; and

•

Included “double-trigger” change-in-control vesting in the new long-term incentive plan for which we are seeking shareholder approval (see “Proposal 3 — Approval of the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan”).

How did we respond to the 2011 advisory shareholder vote on executive compensation?

At our 2011 annual meeting of shareholders, less than a majority of our shareholders voted to approve the 2010 compensation paid to our NEOs (the “SOP proposal”). Although this vote was an advisory vote, and was not binding on either the Company or the Board (or any of its committees), the compensation committee deliberated extensively about the results of this vote and considered these results when engaging in the aforementioned review of our executive compensation program (including the actions that were taken as a result of that review).

The compensation committee also sought feedback and recommendations from, among others, our top 15 shareholders who collectively held approximately 70% of our outstanding shares as of March 1, 2012. In seeking feedback from our shareholders, our outreach efforts were not limited to those shareholders who voted against the SOP proposal. Even though many of our largest shareholders voted “for” the SOP proposal, the compensation committee was still interested in gaining broad-based insights on our executive compensation and corporate governance practices. Generally speaking, we received positive feedback on the program changes we made and announced during 2011, as outlined above. In addition, our shareholders advised that the alignment of pay and performance, and clear disclosure describing performance metrics and explaining the linkage between pay and performance, are important considerations for them. While no specific component of our executive compensation program was altered solely on the basis of the negative vote on the SOP proposal or shareholder feedback, the compensation committee believes the features of our 2011 and 2012 executive compensation program (including the program changes described above) are consistent with many of the views expressed by our largest shareholders.

Executive Compensation Philosophy

The overall objective of our executive compensation program is to attract, retain and motivate highly qualified and effective executive officers in order to positively impact the Company and ultimately create long-term value for our shareholders. We designed our executive compensation program to meet this objective by:

•	aligning our NEOs’ incentive compensation opportunities with the Company’s financial and strategic performance goals, as well as the relative performance of our stock price over time;

•	providing our NEOs with target compensation opportunities that are competitive with other companies in our peer group; and

•	discouraging excessive risk taking and promoting sound corporate governance.

This pay philosophy is present in the design of all of our compensation policies (including those applicable to our non-executive employees). Accordingly, the compensation committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

How is pay aligned with performance?

Performance-based compensation represented a significant portion of our NEOs’ 2011 total direct compensation (“TDC”) opportunity (which includes annual base salary, target annual bonus opportunity and the annualized grant date fair value of long-term equity incentive awards). In particular, payouts under our annual cash incentive plan are tied to pre-established financial and individual performance goals that are aligned with the Company’s long-term strategy. Stock options, which currently account for one-third of the equity awards granted to our NEOs on an annual basis, have value to an executive only if our stock price appreciates. The restricted stock and restricted stock unit awards granted as part of our annual long-term equity incentive program in March 2011 and March 2012 also contain performance-based vesting conditions. Specifically, the portion of the restricted stock awards we modified in August 2011 will vest only to the extent the Company’s total shareholder return meets or exceeds specified targets, and the extent to which the restricted stock units granted in March 2012 will vest is dependent on the Company’s relative total shareholder return and the Company meeting cumulative adjusted EBITDA goals over a three-year performance period.

For 2011, 54% of our CEO’s target TDC was tied to Company and individual performance or relative total shareholder return (including 100% of his annual cash bonus and approximately 78% of his 2011 long-term equity incentive awards). For 2012, with respect to the position of CEO, we have increased the proportion of target TDC which is performance-based, with 74% of Ms. Howard’s target TDC being performance-based (including 100% of her annual cash bonus and 100% of her 2012 long-term equity incentive awards).

How do we establish the market competitiveness of our executive compensation program?

To retain and strengthen the focus of our executive management team, we have designed our executive compensation program to provide our NEOs with target compensation opportunities that are competitive with comparable positions at companies within our peer group and the broader market. The compensation committee assesses the market competitiveness of our executive compensation program based on peer group proxy data, as well as general industry compensation survey data. The compensation committee relies on its independent compensation consultant to compile and analyze peer group and survey data for purposes of this assessment.

On an annual basis, the compensation committee evaluates and, if appropriate, adjusts the composition of the peer group. In reviewing the composition of the peer group, the compensation committee considers the following general criteria:

•	companies in the same or similar lines of business;

•

companies with at least one of the following business traits: human capital intensive, business-to-business advisory services, project-based revenue model and international operations of a meaningful size; and

•

companies with revenues between 25% and 400% of the Company’s revenues and within a reasonable range of the Company in terms of other financial metrics and operating data, such as operating income, total assets, total equity, total employees and market capitalization.

Based on these criteria, as well as input from Frederic W. Cook & Co., the compensation committee’s independent compensation consultant (“FWC”), the compensation committee approved the following new peer group in June 2011:

	Most Recent Fiscal Year (as of May 31, 2011) (in millions, except employee data)(1)
Peer Company	Net Revenue	Market Cap	Employees
The Advisory Board Company*	$290	$833	1,100
CBIZ, Inc.	$733	$388	5,700
The Corporate Executive Board Company*	$439	$1,451	1,742
CRA International, Inc.*	$287	$304	777
Duff & Phelps Corporation*	$375	$625	1,131
Exponent, Inc.*	$249	$602	883
FTI Consulting, Inc.*	$1,401	$1,605	3,472
Gartner, Inc.*	$1,288	$3,796	4,305
Heidrick & Struggles International, Inc.	$513	$373	1,400
Hill International, Inc.	$452	$176	2,152
Huron Consulting Group Inc.*	$605	$673	1,945
ICF International, Inc.*	$765	$506	3,500
IHS Inc.	$1,075	$5,688	4,100
Korn/Ferry International	$776	$1,004	2,200
MAXIMUS, Inc.*	$832	$1,454	6,594
Resources Connection, Inc.*	$499	$654	787
Sapient Corporation	$864	$2,026	7,052
Tetra Tech, Inc.*	$1,460	$1,517	10,000
TRC Companies, Inc.	$230	$188	2,400
VSE Corporation	$866	$138	2,534

75th Percentile	$864	$1,470	4,151
Median	$669	$664	2,300
25th Percentile	$423	$384	1,333

Navigant Consulting, Inc.	$704	$521	2,307
Navigant Consulting, Inc. (percentile rank)	51%	32%	50%

*	Indicates prior peer group member. LECG Corporation was also included in the prior peer group but was removed due to the liquidation and wind-down of its business in early 2011.

(1)	All peer group data was compiled by FWC from Standard & Poor’s Compustat Service. Net revenue excludes non-operating income, gain on sale of securities or fixed assets, discontinued operations, excise taxes and royalty income. Operating income excludes special items such as restructuring charges and may reflect measures that are not in conformity with GAAP.

This new peer group, which consists of 20 companies (as compared to 13 companies in the prior peer group), reflects the addition of CBIZ, Heidrick & Struggles, Hill International, IHS, Korn/Ferry International, Sapient, TRC Companies and VSE Corporation.

The prior peer group was used by the compensation committee in evaluating base salaries for 2011, and was also considered by the compensation committee in determining the equity-based incentive awards granted to the NEOs in March 2011 (though the size of those awards was, for the most part, based on relative Company and individual performance for the 2010 performance year, as discussed in further detail below).

The new peer group was used by the compensation committee for those executive compensation decisions which were made on or after June 2011. Midway through 2011, the compensation committee also recalibrated our general executive pay philosophy, applicable to future decision-making, to target the compensation of our NEOs at a median market range, which we define as within 10% of the median for base salaries, within 15% of the median for annual performance-based cash bonus targets, and within 20% of the median for long-term equity incentive targets and total targeted direct compensation, although individual targets may vary depending on the relative level of experience and tenure of the executive or clearly differentiated performance results. The median market range is determined by FWC by taking the simple average of the peer group median data and the size-adjusted median data from three general industry surveys conducted by Aon Hewitt, Mercer and Towers Watson, which cover 150 to 400 different positions at approximately 250 to 2,000 organizations. The median market range for each NEO consists of both pay rank and functional match data for the peer group and functional match data for the general industry surveys. The general industry survey data was regressed against the entire database of companies participating in the respective surveys based on the Company’s estimated annual total revenues of $750 million, and all cash compensation data was aged at a 3% annual rate to January 1, 2012.

How do we discourage excessive risk-taking and promote sound corporate governance?

We have designed our executive compensation program and adopted certain compensation policies to discourage excessive risk-taking. The design features of our program that mitigate risk include the following:

•

We have adopted a policy on the recoupment of incentive payment (a “clawback policy”) requiring the reimbursement of excess incentive compensation provided to the Company’s executive officers in the event of certain restatements of the Company’s financial statements;

•

Our long-term equity incentive awards contain multi-year vesting or performance periods that overlap which diminishes the incentive to maximize performance in any one fiscal year at the expense of another;

•

We utilize multiple performance goals, with balanced weighting, to determine our NEOs’ annual cash bonus awards, which decreases the NEOs’ incentive to focus on a single performance goal to the detriment of others;

•

Annual cash bonus awards and the vesting of performance-based restricted stock or restricted stock unit awards are limited to formulaic maximums based on the achievement of pre-established performance goals over the relevant performance period;

•

Our stock ownership guidelines, which also include holding period requirements, continue to align our NEOs’ interests with those of our shareholders beyond the end of a specific performance period or following a vesting or option exercise date; and

•	Our insider trading policy prohibits all of our employees, including our NEOs, from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock.

Role of Independent Compensation Consultant and Management

Role of Independent Compensation Consultant

In June 2011, the compensation committee engaged FWC to serve as its new independent compensation consultant. (Prior to June 2011, the compensation committee had retained Towers Watson as its independent compensation consultant.) The independent compensation consultant works directly for the compensation committee (and not on behalf of management) and assists the compensation committee in evaluating our executive compensation program, including peer group composition, competitive benchmarking, program design, and staying abreast of market practices and trends. Other than with respect to aforementioned survey data, which the Company purchased from Towers Watson, neither Towers Watson nor FWC performed any other work for the Company in 2011.

Role of Management in Compensation Decisions

As part of its annual compensation review, the compensation committee reviews the performance of each NEO. For the NEOs other than our CEO, the compensation committee receives performance assessments and compensation recommendations from our CEO. Except for our CEO, none of the other NEOs is present when these assessments and recommendations are made. Our CEO does not participate in his or her own performance review (other than completing an annual self-assessment of his or her individual performance goals) and does not recommend his or her own compensation. The other NEOs do not have a role in any compensation decisions, except for discussing their annual, individual performance goals (and their self-assessment of their respective achievement of those goals) with our CEO. Our CEO, in turn, makes recommendations to the compensation committee based on these discussions.

2011 Executive Compensation Program

Our executive compensation program for 2011 was comprised primarily of annual cash compensation (base salary and performance-based bonus) and long-term equity compensation (stock options and restricted stock, a portion of which is subject to performance-based vesting conditions). We offer limited perquisites and no other supplemental executive or retirement benefits to our NEOs.

How does each of the components of our executive compensation program align with our overall philosophy and objectives?

The following table shows how each of the individual components of our 2011 executive compensation program fits into our overall compensation philosophy and program objectives:

Component	Overall Objective	Specific Purpose
Base Salary	• Attract and retain • Pay competitively	• Provide a base level of fixed and predictable income
Performance-Based Bonus	• Attract and retain • Pay competitively • Align pay with Company and individual performance	• Motivate and reward financial and individual performance in line with the Company’s annual operating plan and short-term operating objectives
Stock Options	• Attract and retain • Pay competitively • Align NEOs’ interests with shareholders’ interests on a long-term basis • Create long-term shareholder value

• Promote long-term retention

• Motivate and reward financial and individual performance in line with the Company’s long-term strategic objectives

• Encourage the creation of long-term shareholder value and achievement of long-term strategic objectives

Restricted Stock Awards	• Attract and retain • Pay competitively • Align pay with long-term financial performance and shareholders’ interests • Create long-term shareholder value

• Promote long-term retention

• Motivate and reward financial and individual performance in line with the Company’s long-term strategic objectives

• Encourage the creation of long-term shareholder value and achievement of long-term strategic objectives

Limited Perquisites	• Attract and retain	• Provide benefits to assure focus on Company business with minimal distractions

How were each of the components determined for 2011?

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Base Salary — Initial base salaries are set pursuant to the terms of each NEO’s employment agreement. Thereafter, base salaries are reviewed by the compensation committee in connection with its annual compensation review. In keeping with our objective of paying competitively, the base salaries of our NEOs are reviewed relative to the individual executive’s experience, level of responsibility, performance and tenure with the Company, as well as peer group and survey data.

Based on peer group benchmark data provided by Towers Watson (the independent compensation consultant engaged by the compensation committee at the time), as well as Company and individual performance assessments for fiscal year 2010, the compensation committee made no changes to our NEOs’ base salaries for 2011.

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Annual Performance-Based Cash Bonus — We designed our 2011 annual incentive plan to motivate our NEOs to achieve the Company’s annual financial goals and their individual performance goals that were in line with the Company’s annual operating plan and short-term operating objectives. Cash bonuses awarded to our NEOs under the plan are based on the achievement by the Company and each NEO of certain pre-established performance goals and are calculated using the following formula:

Target Annual Incentive ($)	x	Company Performance Factor (%)	x	70% weighting	+	Individual Performance Factor (%)	x	30% weighting	=	Payout ($)

Target annual incentive awards, expressed as a percentage of the NEO’s base salary, are reviewed and set annually by the compensation committee. Awards payable under our annual incentive plan may range from 0 to a maximum cap of 200% of an NEO’s target annual incentive award.

How was the Company Performance Factor determined for 2011?

The Company Performance Factor was determined by measuring the Company’s performance for 2011 against specified financial performance goals established at the beginning of the year. Each financial performance goal is comprised of threshold, target and maximum performance levels. If the threshold performance level for a particular financial performance goal is not achieved, no amount will be paid for that performance goal. For 2011, the Company performance goals and their weighting were as follows:

		Payout Factor (in millions, except per share data)
Performance Goal	Weighting	Threshold (60%)	Target (100%)	Maximum (200%)
Revenues Before Reimbursements	25%	$630	$691	$800
Adjusted EBITDA	25%	$90	$101	$135
Adjusted Net Income	25%	$33	$38	$60
Adjusted Earnings per Share	25%	$0.65	$0.74	$1.15

The compensation committee selected these financial measures because it believed that they collectively: (1) motivated our NEOs to focus on both revenue growth and profitability, (2) were consistent with the Company’s long-term strategy of tightly managing its resources and investing in the growth of its key practices and (3) were tied to the creation of long-term shareholder value. Each performance goal’s target performance level was the same as the Company’s 2011 financial and operating plan targets established at the beginning of the year. Company performance between the threshold, target and maximum performance levels is determined using a matrix that includes a series of intermediate performance levels, with straight line interpolation between intermediate performance levels.

The Company exceeded each of its financial performance targets for 2011. This performance resulted in a Company Performance Factor of 107.5%, as illustrated in the following table:

Performance Goal	2011 Actual		Payout Factor	Weighting	Weighted Payout Factor
Revenues Before Reimbursements	$695.7	M	102.8%	25%	25.7%
Adjusted EBITDA	$101.2	M	100.3%	25%	25.1%
Adjusted Net Income	$43.0	M	114.3%	25%	28.6%
Adjusted Earnings per Share	$0.84		112.5%	25%	28.1%

	Company Performance Factor				107.5%

How were the Individual Performance Factors for each NEO determined for 2011?

Individual performance goals for each NEO are established early in the year and are generally aligned with the Company’s strategic and operating initiatives (both short and long-term). The compensation committee reviews and approves the individual performance goals (including the goals’ relative weighting) for the CEO, and based on the CEO’s recommendation, reviews and approves the individual performance goals (including the goals’ relative weighting) for the other NEOs. Individual performance against these pre-established goals is reviewed and measured following the end of the year by the compensation committee based on the CEO’s self-assessment of his individual performance and the CEO’s assessment of the other NEOs’ individual performance.

The following table summarizes each NEO’s individual performance goals for 2011, as well as the Individual Performance Factor (“IPF”) for each NEO, based on the weighted-average achievement of each NEO’s individual performance goals as measured by the compensation committee.

	Individual Performance Goals	IPF
William M. Goodyear	Mr. Goodyear’s 2011 goals related to his overall leadership of the Company, including successfully integrating 2010 acquisitions and maximizing productivity of 2010 senior hires, as well as his leadership in developing key executive and practice management roles.	90.0%

Julie M. Howard	Ms. Howard’s 2011 goals generally related to the effective management of the operating businesses and key functional areas (marketing, business development and human capital) of the firm, in support of realizing our strategic, financial and operating plans. Ms. Howard was also encouraged to place particular emphasis on leadership development, collaboration and the continued development of firm culture. Ms. Howard’s 2011 goals also included initiatives to strengthen the Company’s reputation with clients and shareholders and general brand development.	93.5%

	Individual Performance Goals	IPF
Thomas A. Nardi	Mr. Nardi’s 2011 goals related to the effective management our finance, accounting and information technology departments, including continued maintenance of a strong system of internal controls, continued implementation of our ERP system, continued improvement in managing our real estate costs as well as our outstanding receivables (days sales outstanding). Mr. Nardi’s goals for 2011 also included renewing the Company’s credit facility on favorable terms as well as improving our internal financial forecasting processes.	88.0%

Monica M. Weed	Ms. Weed’s 2011 goals related to matters relating to corporate governance and risk management; leadership of our legal department and management of litigation and pre-litigation matters; and analysis, negotiation and execution of various acquisitions.	97.0%

What were the bonus payouts to our NEOs for 2011?

Based on the achievement by the Company and each NEO of the performance goals summarized above, bonus awards paid to our NEOs in March 2012 for the 2011 performance year were as follows:

	Target Annual Incentive	Company Performance Factor (weighted 70%)	Individual Performance Factor (weighted 30%)	Actual Bonus Payout	Bonus Award as % of Target
William M. Goodyear	$850,000	107.5%	90.0%	$868,700	102.2%
Julie M. Howard	$600,000	107.5%	93.5%	$619,800	103.3%
Thomas A. Nardi	$292,500	107.5%	88.0%	$297,200	101.6%
Monica M. Weed	$200,000	107.5%	97.0%	$208,600	104.3%

•	Long-Term Equity Compensation

Long-term equity incentive awards promote the long-term retention of our NEOs and align their interests with those of our shareholders on a long-term basis. We also believe that offering our NEOs equity-based incentives gives us an advantage in terms of attracting and retaining talent in an increasingly-competitive environment.

How were the NEOs’ annual equity grant values determined for 2011?

For 2011, our objective with respect to granting equity-based incentive awards to our NEOs was twofold: (1) reward Company and individual performance for the prior performance year (i.e., 2010) and (2) motivate the achievement of long-term Company performance goals and the creation of long-term shareholder value. As a result, in determining the size of the long-term equity incentive awards granted to our NEOs in March 2011, the compensation committee considered the Company’s financial and strategic performance during 2010, as well as the contributions of each NEO to the Company’s overall performance. The Company’s financial performance (which only partially met the Board’s expectations based on the Company’s annual operating and financial plan) and the Company’s stock price performance (which was below the median of the peer group of 13 companies used by the compensation committee to make decisions at that time) were the two factors given the most weight by the compensation committee. Consequently, the value of the equity awards granted to our NEOs in March 2011 was less than half of the value of the equity awards granted to them in March 2010, as illustrated in the table below, and was well below the median of our peer group.

	2011 Equity Award Value	2010 Equity Award Value	% Change vs. 2010
William M. Goodyear	$300,000	$750,000	(60.0%)
Julie M. Howard	$225,000	$500,000	(55.0%)
Thomas A. Nardi	$135,000	$300,000	(55.0%)
Monica M. Weed	$115,000	$250,000	(54.0%)

(1)	Based on the peer group of 13 companies used by the compensation committee for 2011 executive compensation decisions made prior to June 2011. See the section entitled “— Executive Compensation Philosophy — How do we establish the market competitiveness of our executive compensation program?” above. The peer group data used to determine the median figures shown in the table above was provided by Towers Watson and derived from the most recently filed proxy statement of each peer group company as of June 2010.

The 2011 equity incentive awards granted to our NEOs in March 2011 consisted of 33% stock options and 67% restricted stock. The stock options have an exercise price equal to $9.25 per share (which was the closing price of a share of our common stock on the grant date), vest annually over a three-year period and expire six years from the grant date.

When originally granted, the restricted stock awards vested annually over three years. However, in order to further align our NEOs’ 2011 compensation and the interests of our shareholders, the compensation committee, with the consent of our NEOs, modified the terms of the restricted stock awards to include performance-based vesting conditions for the portion of the award which would have otherwise vested on the second and third anniversaries of the grant date. The performance-based vesting conditions are linked to the Company’s annual total shareholder return, relative to the Commercial and Professional Services Global Industry Classification Standard (“GICS”) industry group, for the 2012 and 2013 fiscal years. As modified, the portion of these restricted stock awards that was scheduled to vest on the second and third anniversaries of the grant date will vest if and only to the extent the Company’s total annual shareholder return for the 2012 and 2013 fiscal years, respectively, meets or exceeds the targets specified below.

Percentile Rank vs. GICS Industry Group	Vesting Percentage (Straight Line Interpolation Between Levels)
Below 25th percentile	0%
25th percentile	25%
50th percentile and above	100%

All other terms of the restricted stock awards remain unchanged.

As discussed below in the section entitled “— 2012 Compensation Decisions,” we have made meaningful changes to our long-term equity compensation program in terms of both the percentage of our NEOs’ target TDC that is comprised of long-term equity incentives and the type of long-term equity incentive awards granted as part of our 2012 long-term equity incentive program. Most notably, all of the long-term equity incentive awards granted as part of that program were performance-based. We consider time-vested stock options to be performance based because no value is delivered to the recipient of the award unless our stock price increases and shareholder value is created.

What are the compensation committee’s equity grant practices?

Annual equity grant decisions are made at a time when material information regarding the Company’s performance for the prior year has been disclosed publicly and thoroughly reviewed. Accordingly, the compensation committee has adopted a policy providing that the equity incentive awards granted to our

NEOs as part of our annual long-term equity incentive program be made on March 15th (or the next business day, if March 15th is not a business day). We do not otherwise have any program, plan or practice to grant equity incentive awards to our NEOs in coordination with the release of material, non-public information.

All stock options granted under our long-term incentive plan have an exercise price equal to the fair market value of our common stock on the grant date, which our long-term incentive plan defines as the closing price of a share of our common stock as reported on the NYSE. We do not determine the exercise price of stock options (i) based on the price of our common stock on a date other than the grant date, or (ii) by using average transaction prices (or the lowest prices) of our common stock in a period preceding, surrounding or following the grant date.

The value of the portion of any equity incentive award denominated in restricted stock, restricted stock units or performance-based shares is converted into a number of restricted shares, restricted stock units or target number of shares by dividing the value of the award by the average daily closing price of a share of our common stock for the 30-day calendar period leading up to, but not including, the grant date. The value of the portion of any equity incentive award denominated in stock options is converted into a number of stock options by dividing the value of the award by the Black Scholes value of the stock options on the grant date.

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Other Compensation — We offer limited perquisites to our NEOs, with parking benefits being the main perquisites that our NEOs receive. None of our NEOs receives benefits under a defined benefit pension plan or supplemental executive retirement plan.

Post-Termination Compensation

We have entered into employment agreements with our NEOs that provide, among other things, for certain payments and benefits in the event an NEO’s employment is terminated under certain circumstances or following a qualifying event, such as being terminated without “cause” or resigning for “good reason” or following a “change in control,” as these terms are defined in the employment agreements. These employment agreements are described in further detail in the section entitled “Executive Compensation — Employment Agreements” below.

The compensation committee believes that these severance arrangements are an important part of our overall executive compensation program because they help us ensure the continued focus and dedication of our NEOs, notwithstanding any concern that they might have at any given time regarding their continued employment, prior to or following a change in control transaction. The compensation committee also believes that these agreements are an important recruiting and retention tool, as the majority of companies with which we compete for executive talent have similar agreements in place for their executives.

Other Compensation Policies

Stock Ownership Guidelines and Holding Period Requirements

To reinforce the importance of stock ownership and further align our NEOs’ interests with those of our shareholders, the compensation committee has adopted stock ownership guidelines and holding period requirements that apply to equity incentive awards granted to our NEOs. Consistent with the prevailing practice in our current peer group, our stock ownership guidelines require the CEO to own shares of our common stock valued at a minimum of four times annual base salary and the other NEOs to own shares of our common stock valued at a minimum of three times annual base salary. In addition to shares owned outright by the NEO, shares that count toward the achievement of the ownership guidelines include the net in-the-money, after-tax value of vested, but unexercised, stock options, as well as vested and unvested time-based restricted stock and restricted stock units. Unvested stock options and unvested performance-based restricted stock or restricted stock units do not count towards achievement of the ownership guidelines. Until these ownership guidelines are achieved, each NEO must retain at least 50% (75% in the case of the CEO) of the net shares received upon the vesting of equity awards or the exercise of stock options.

At the end of 2011, all of our NEOs were in compliance with these stock ownership guidelines.

Even after meeting the applicable stock ownership guideline, our NEOs must comply with holding period requirements with respect to their equity incentive awards. Under these holding period requirements, our CEO is required to hold at least 75%, and the other NEOs are required to hold at least 50%, of the net shares received from the vesting of equity awards or the exercise of stock options for at least one year following the vesting or exercise date.

Policy on Recoupment of Incentive Payments (“Clawback”)

The Board has adopted a clawback policy requiring the reimbursement of excess incentive compensation provided to the Company’s executive officers in the event of certain restatements of the Company’s financial statements. This policy will be amended to comply with the final regulations under the Dodd-Frank Wall Street Reform Act when they are adopted by the SEC.

2012 Compensation Decisions

Compensation Decisions Affecting Ms. Howard, Mr. Nardi and Ms. Weed

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2012 Annual Cash Compensation — In connection with Ms. Howard’s promotion to CEO, the compensation committee approved a $100,000 increase in Ms. Howard’s annual base salary (from $600,000 to $700,000). Additionally, in connection with the previously-discussed recalibration of our general executive pay philosophy, the compensation committee approved an increase in Ms. Weed’s target annual cash bonus for 2012 to $220,000, or 55% of her base salary. No other salary increases were made, and Ms. Howard’s and Mr. Nardi’s target annual cash bonuses (expressed as a percentage of their base salaries) remained at 100% and 65%, respectively.

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2012 Long-Term Equity Incentive Awards — With the assistance of FWC, we reevaluated the market competitiveness of our annual long-term equity incentive program using compensation data from our peer group and the previously-referenced survey data. As a consequence of this review and the recalibration of our general executive pay philosophy, for the long-term equity incentive awards granted to Ms. Howard, Mr. Nardi and Ms. Weed in March 2012, the compensation committee departed from its prior practice of determining the size of our NEOs’ annual equity grants based on Company and individual performance for the year prior to the date of grant. Instead, specific grant values for each executive were determined based on the aforementioned median market value guidelines developed by FWC, taking into account specific factors such as Ms. Howard’s promotion to the position of CEO. As discussed below, the performance-based restricted stock units included as part of these grants will vest if and only to the extent that specific quantitative performance goals are met during the three-year performance period.

The aggregate grant date value of these long-term equity incentive awards, which were granted effective March 15, 2012 in accordance with the aforementioned grant policy, is shown in the table below:

2012 Equity Award Value(1)
Julie M. Howard	$1,300,000
Thomas A. Nardi	$372,000
Monica M. Weed	$300,000

(1)	Represents the target award opportunity for each executive included in the table.

The target value of each long-term equity incentive award fell within the median market ranges determined by FWC. As explained above, for long-term equity incentive targets, the median market range is determined by taking the simple average of the median of our peer group and size-adjusted, third-party general industry survey data, plus or minus 20%.

Consistent with prior years’ annual long-term equity incentive grants, one-third of the aggregate grant date value was denominated in stock options, which vest annually over a three-year period and expire six years from the date of grant. The remaining two-thirds of the aggregate grant date value was denominated in performance-based restricted stock units. The performance-based restricted stock units have a three-year performance period and will vest if and only to the extent that specific quantitative performance goals with respect to relative total shareholder return and cumulative adjusted EBITDA are met during the three-year performance period. Each performance goal is comprised of threshold, target and maximum performance levels. If the threshold level of performance is not met for a particular performance goal, the portion of the award related to that performance goal will not vest.

Compensation Decisions Related to Mr. Goodyear’s Transition

In connection with the transition of his role, we amended the terms of Mr. Goodyear’s employment agreement with the Company. The amended employment agreement is for a term beginning on March 1, 2012 and ending on April 30, 2014. During the employment term, Mr. Goodyear will continue to serve as Executive Chairman of the Board and, in his capacity as a full-time executive officer of the Company, will focus his attention on key client and account development activities (including assisting in the pursuit of large engagement opportunities, as well as strengthening and deepening long-standing relationships and expanding into new relationship networks) and such other duties as may be assigned to him by the CEO and the Board from time to time. Under the amended employment agreement, Mr. Goodyear’s annual base salary was decreased to $650,000. Mr. Goodyear remains eligible to receive an annual cash bonus under the annual cash incentive plan for our NEOs, with a target bonus equal to 100% of his base salary, or $650,000.

In consideration for Mr. Goodyear waiving certain rights under the employment agreement in effect prior to the transition, including, without limitation, his rights to (i) an indefinite employment term, (ii) severance payments upon resignation for “good reason,” (iii) severance payments upon a change in control, and (iv) a tax gross-up under specified circumstances), the amended employment agreement provides that the Company will pay a cash severance benefit to Mr. Goodyear upon the termination of his employment (unless the Company terminates Mr. Goodyear for “cause, “ as defined therein, or Mr. Goodyear resigns prior to the end of his employment term) in an amount equal to two times the sum of his base salary as in effect immediately prior to March 1, 2012 and the average of his 2009, 2010 and 2011 annual bonuses. A further description of the amended employment agreement with Mr. Goodyear is set forth in the section entitled “Executive Compensation — Employment Agreements” below.

In connection with his continued service as Executive Chairman of the Board, the compensation committee approved two restricted stock unit grants to be made to Mr. Goodyear, the first on June 1, 2012 and the second on May 1, 2013, in each case subject to Mr. Goodyear’s continued employment through the respective grant dates and further subject to the approval of our new long-term incentive plan by the Company’s shareholders. Each grant will have an approximate grant date fair value equal to $1 million on June 1, 2012 and May 1, 2013, respectively. The restricted stock units to be granted on June 1, 2012 will vest on a monthly basis, pro rata, on the last day of each month beginning June 2012 and ending April 2013. The restricted stock units to be granted on May 1, 2013 will vest on a monthly basis, pro rata, on the last day of each month beginning May 2013 and ending April 2014. Vesting of the restricted stock units is subject to Mr. Goodyear’s continued employment with us through such vesting dates, except that the restricted stock units will become fully vested upon a termination of employment if Mr. Goodyear’s employment is terminated because of death or disability or if the Company terminates Mr. Goodyear other than for cause (as defined in his amended employment agreement). Due to receiving these awards, Mr. Goodyear was not eligible to participate in, and did not receive any awards under, the 2012 long-term equity incentive program for our NEOs.

2012 Long-Term Incentive Plan

As discussed in more detail in the section entitled “Proposal 3 — Approval of the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan,” the Board, based on the recommendation of the compensation committee, has approved, and is recommending that our shareholders approve, a new long-term incentive plan. The purposes of the new plan are consistent with our overall compensation philosophy and objectives, and upon approval of the new plan by our shareholders, all new equity incentive awards (including awards to our NEOs and non-employee directors) will be made pursuant to the new plan. Although the terms of the new plan are largely the same as our current plan, the new plan differs from the current plan as it includes “double-trigger” equity acceleration that permits accelerated vesting of equity awards in the event of a change in control only if accompanied by a qualifying termination. This treatment is favored from a corporate governance perspective, and also serves to incentivize plan participants, including our NEOs, to remain with the Company following a change in control.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, required by Item 402(b) of Regulation S-K, with management of the Company. Based on this review and discussion, the compensation committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and such other filings with the SEC as may be appropriate.

COMPENSATION COMMITTEE

Stephan A. James, Chairman

Thomas A. Gildehaus

Hon. Cynthia A. Glassman

Michael L. Tipsord

EXECUTIVE COMPENSATION

2011 Summary Compensation Table

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the last three fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William M. Goodyear	2011	850,000	—	193,473	99,003	868,700	21,512	2,032,688
Chairman and Chief	2010	850,000	275,000	489,092	247,503	—	21,698	1,883,293
Executive Officer	2009	850,000	—	771,399	395,920	—	23,160	2,040,479

Thomas A. Nardi	2011	450,000	—	87,070	44,554	297,200	12,497	891,321
Executive Vice	2010	450,000	150,000	195,644	99,002	—	13,373	908,080
President and Chief	2009	450,000	150,000	48,219	24,746	—	12,123	685,088
Financial Officer

Julie M. Howard	2011	600,000	—	145,105	74,251	619,800	9,960	1,449,116
President and	2010	600,000	200,000	326,061	165,000	—	10,084	1,301,145
Chief Operating Officer	2009	600,000	—	546,416	280,442	—	10,970	1,437,828

Monica M. Weed	2011	400,000	—	74,167	37,953	208,600	10,042	730,762
Vice President, General	2010	400,000	100,000	163,031	82,503	—	10,341	755,875
Counsel and Secretary	2009	400,000	125,000	48,219	24,746	—	9,063	607,028

(1)	The amounts reported in this column represent the aggregate grant date fair value of restricted stock or stock option awards granted to our named executive officers computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. Assumptions made in computing the aggregate grant date fair value of these awards are described in Note 8 to the Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 17, 2012 (“2011 Form 10-K”).

(2)	A portion of the restricted stock awards granted to our named executive officers in 2011 are subject to performance-based vesting conditions that are linked to the Company’s total annual shareholder return, relative to the Commercial and Professional Services Global Industry Classification Standard industry group for the 2012 and 2013 fiscal years. Terms of these awards are discussed in more detail under the heading “2011 Executive Compensation Program — Long-Term Equity Compensation” in the section entitled “Compensation Discussion and Analysis” above. Under FASB ASC Topic 718, the vesting condition related to these awards is considered a market condition, and as a result, the grant date fair value of these awards reflected in the 2011 Summary Compensation Table above will not change based upon the probable outcome of such market condition.

(3)	The amounts reported in this column represent awards paid to our named executive officers under the 2011 annual incentive plan. These awards are discussed in more detail under the heading “2011 Executive Compensation Program — Annual Performance-Based Cash Bonus” in the section entitled “Compensation Discussion and Analysis” above. The awards for 2011 were paid to our named executive officers in March 2012.

(4)	The amounts reported in this column include company matching contributions under the Company’s 401(k) plan, the value attributable to life insurance benefits, and parking and fringe benefits (and the related tax gross-up for these benefits) provided to each named executive officer. For 2011, the tax gross-up payments made to each named executive officer for parking and other fringe benefits were as follows: Mr. Goodyear ($1,375), Mr. Nardi ($853), Ms. Howard ($862) and Ms. Weed ($862). For Mr. Goodyear, $13,069 in value was attributable to life insurance benefits for 2011. No other items included in this column for Mr. Goodyear or the other named executive officers had a value in excess of $10,000 for 2011.

2011 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Grant Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)
William M. Goodyear	—	—	—	850,000	1,700,000
	3/15/2011	3/9/2011						22,303	9.25	99,003
	3/15/2011	3/9/2011				6,972	20,916			193,473
Thomas A. Nardi	—	—	—	292,500	585,000
	3/15/2011	3/9/2011						10,037	9.25	44,554
	3/15/2011	3/9/2011				3,138	9,413			87,070
Julie M. Howard	—	—	—	600,000	1,200,000
	3/15/2011	3/9/2011						16,727	9.25	74,251
	3/15/2011	3/9/2011				5,229	15,687			145,105
Monica M. Weed	—	—	—	200,000	400,000
	3/15/2011	3/9/2011						8,550	9.25	37,953
	3/15/2011	3/9/2011				2,673	8,018			74,167

(1)	The amounts reported in these columns show the target and maximum award opportunities payable to our named executive officers under the 2011 annual incentive plan. A detailed discussion of the performance goals for the 2011 annual incentive plan is included under the heading “2011 Executive Compensation Program — Annual Performance-Based Cash Bonus” in the section entitled “Compensation Discussion and Analysis” above. The actual amounts payable to our named executive officers under the 2011 annual incentive plan are set forth in the 2011 Summary Compensation Table above under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	On August 30, 2011, the compensation committee modified the terms of the restricted stock awards granted to our named executive officers on March 15, 2011 to include performance-based vesting conditions for that portion of the award which would have otherwise vested on the second and third anniversaries of the grant date. The performance-based vesting conditions are linked to the Company’s annual total shareholder return, relative to the Commercial and Professional Services Global Industry Classification Standard industry group, for the 2012 and 2013 fiscal years. Prior to the modification, the restricted stock awards would have vested ratably over a three-year period on the first, second and third anniversaries of the grant date. As modified, the portion of these restricted stock awards that were scheduled to vest on the second and third anniversaries of the grant date, will vest if and only to the extent the Company’s total shareholder return meets or exceeds specified targets. All other terms of the restricted stock awards remain unchanged. The amounts reported in the “threshold” column assume that neither the performance condition for fiscal year 2012 nor the performance condition for fiscal year 2013 is met. The amounts reported in the “target” column assume that the performance conditions for fiscal years 2012 and 2013 are both met at the target level of performance, which is the highest level of performance achievable for these awards. The restricted stock awards were granted under the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan, as amended (the “2005 LTIP”).

(3)	The stock options were granted under the 2005 LTIP and vest annually over a three-year period in equal installments.

(4)	The amounts reported in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions made in computing the grant date fair value of these awards are described in Note 8 to the Consolidated Financial Statements in our 2011 Form 10-K.

Outstanding Equity Awards at 2011 Fiscal Year-End

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
William M. Goodyear	12/20/2002	90,000	—	6.05	12/20/2012	21,685	(3)	247,426
	3/15/2006	35,860	—	19.455	3/15/2012	36,369	(4)	414,970
	4/30/2007	37,766	—	19.18	4/30/2013	32,604	(5)	372,012
	3/16/2009	33,846	33,847	11.83	3/16/2015	27,104	(6)	309,257
	3/15/2010	13,820	27,642	12.03	3/15/2016	6,972	(7)	79,551	13,944	(7)	159,101
	3/15/2011	—	22,303	9.25	3/15/2017

Thomas A. Nardi	3/16/2009	2,115	2,116	11.83	3/16/2015	7,472	(8)	85,256
	3/15/2010	5,528	11,057	12.03	3/15/2016	2,038	(5)	23,254
	3/15/2011	—	10,037	9.25	3/15/2017	10,842	(6)	123,707
						3,138	(7)	35,805	6,275	(7)	71,598

Julie M. Howard	12/20/2002	45,000	—	6.05	12/20/2012	10,119	(3)	115,458
	3/15/2006	16,735	—	19.455	3/15/2012	36,369	(4)	414,970
	4/30/2007	37,766	—	19.18	4/30/2013	23,095	(5)	263,514
	3/16/2009	23,974	23,975	11.83	3/16/2015	18,070	(6)	206,179
	3/15/2010	9,213	18,428	12.03	3/15/2016	5,229	(7)	59,663	10,458	(7)	119,326
	3/15/2011	—	16,727	9.25	3/15/2017

Monica M. Weed	3/16/2009	2,115	2,116	11.83	3/16/2015	7,441	(9)	84,902
	3/15/2010	4,607	9,214	12.03	3/15/2016	2,038	(5)	23,254
	3/15/2011	—	8,550	9.25	3/15/2017	9,035	(6)	103,089
						2,673	(7)	30,499	5,345	(7)	60,986

(1)	The stock options vest in equal annual installments over a four-year period, except for the stock options expiring on March 15, 2016 which vest in equal annual installments over a three-year period.

(2)	The amounts reported in this column are calculated by multiplying $11.41, the closing sales price per share of our common stock on December 30, 2011, by the number of shares that have not vested.

(3)	The restricted stock was granted on March 15, 2006 and vests six years after the grant date, provided that if certain performance targets are met, the vesting of 25% of the award may be accelerated.

(4)	The restricted stock was granted on April 30, 2007 and vests 25% annually over a four-year period, commencing April 30, 2011.

(5)	The restricted stock was granted on March 16, 2009 and vests 25% annually on each of the four anniversaries of the grant date.

(6)	The restricted stock was granted on March 15, 2010 and vests 33% annually on each of the three anniversaries of the grant date.

(7)	The restricted stock was granted on March 15, 2011. One-third of the restricted stock vests on the first anniversary of the grant date. The remaining two-thirds of the award will vest on the second and third anniversaries of the grant date if and only to the extent the Company’s total shareholder return meets or exceeds specified targets during fiscal year 2012 and 2013, respectively.

(8)	The restricted stock was granted on November 10, 2008 and vests 25% annually on each of the four anniversaries of the grant date.

(9)	The restricted stock was granted on November 3, 2008 and vests 25% annually on each of the four anniversaries of the grant date.

2011 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William M. Goodyear	60,000	353,400	41,976	412,150
Thomas A. Nardi	—	—	13,912	142,672
Julie M. Howard	—	—	32,703	326,660
Monica M. Weed	—	—	12,976	135,814

(1)	The amounts reported in this column are calculated by: (i) multiplying the closing sales price per share of our common stock on the exercise/vesting date by the number of shares acquired on exercise/vesting, and (ii) in the case of option awards, subtracting the aggregate exercise price paid to acquire the shares.

Potential Payments Upon Termination or Change in Control

The following table reflects the potential payments and benefits to which each of our named executive officers would be entitled in the event of a termination of his or her employment or change in control. The amounts shown in the table below are estimates and were calculated assuming that the respective termination of employment or change in control was effective as of December 30, 2011. The actual amounts that would be paid to a named executive officer can only be determined at the time of the termination or change in control. In addition, any or all amounts payable upon a termination of employment may be delayed for six months following the termination of employment if the delay of payment is necessary to comply with Section 409A of the Code. Any cash payment delayed in that manner would accrue interest at a rate equal to five percent (5%) per annum pursuant to the terms of each named executive officers’ employment agreement.

As discussed in the section entitled “Compensation Discussion and Analysis” above, we amended each of the employment agreements with Mr. Goodyear and Ms. Howard, effective as of March 1, 2012. The amounts shown in the following table, because they were calculated assuming that the respective termination of employment or change in control was effective as of December 30, 2011, are based on each of the employment agreements as in effect as of December 30, 2011 (i.e., prior to the recent amendment of each of Mr. Goodyear’s and Ms. Howard’s employment agreement). See the section entitled “–Employment Agreements” below for a summary of the material terms of each of the amended employment agreements, including terms related to any payments to which each executive would be entitled in connection with a termination of employment or change in control.

	Cash Payment ($)(1)	Continuation of Medical/Welfare Benefits (Present Value) ($)(2)	Acceleration of Equity Awards ($)(3)	Excise Tax Gross-up ($)(4)	Total Termination Payments/ Benefits ($)
William M. Goodyear
• Voluntary	—	—	—	—	—
• Death/Disability	2,483,333	—	—	—	2,483,333
• Involuntary or Good Reason	2,483,333	—	—	—	2,483,333
• Termination in Connection with a Change in Control	3,725,000	—	1,630,490	—	5,355,490
• Change in Control	—	—	1,630,490	—	1,630,490
Thomas A. Nardi
• Voluntary	—	—	—	—	—
• Death/Disability	550,000	—	—	—	550,000
• Involuntary or Good Reason	550,000	—	—	—	550,000
• Termination in Connection with a Change in Control	1,100,000	—	361,299	—	1,461,299
• Change in Control	—	—	361,299	—	361,299
Julie M. Howard
• Voluntary	—	—	—	—	—
• Death/Disability	2,386,467	9,091	—	—	2,395,558
• Involuntary or Good Reason	2,386,467	9,091	—	—	2,395,558
• Termination in Connection with a Change in Control	3,269,800	9,091	1,215,240	—	4,494,131
• Change in Control	—	—	1,215,240	—	1,215,240
Monica M. Weed
• Voluntary	—	—	—	—	—
• Death/Disability	475,000	—	—	—	475,000
• Involuntary or Good Reason	475,000	—	—	—	475,000
• Termination in Connection with a Change in Control	950,000	—	321,198	—	1,271,198
• Change in Control	—	—	321,198	—	321,198

(1)	Cash payments in connection with a termination as a result of death or disability; termination by the Company other than for “cause,” or a termination by the named executive officer for “good reason” were calculated as follows:

•	for Mr. Goodyear, the cash payment equals two times the sum of his base salary and the average of his three most recent annual bonuses;

•	for each of Mr. Nardi and Ms. Weed, the cash payment equals the sum of his or her base salary and the average of his or her three most recent annual bonuses; and

•

for Ms. Howard, the cash payment equals two times the sum of her base salary and the average of her three most recent annual bonuses, plus the pro-rata portion of her annual bonus amount for the year in which the termination occurs based on an estimate of Company performance, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Ms. Howard for 2011).

As discussed in the section entitled “— Employment Agreements” below, effective March 1, 2012, Mr. Goodyear is no longer entitled to receive severance payments if he terminates his employment for “good reason.”

Cash payments in connection with a qualifying termination of employment prior to or following a change in control, in the case of Mr. Goodyear and Ms. Howard, or a qualifying termination of employment following a change in control, in the case of Mr. Nardi and Ms. Weed, were calculated as follows:

•	for Mr. Goodyear, the cash payment equals three times the sum of his base salary and the average of his three most recent annual bonuses;

•	for each of Mr. Nardi and Ms. Weed, the cash payment equals two times the sum of his or her base salary and the average of his or her three most recent annual bonuses; and

•

for Ms. Howard, the cash payment equals three times the sum of her base salary and the average of her three most recent annual bonuses, plus the pro-rata portion of her annual bonus amount for the year in which the termination occurs based on an estimate of Company performance, as determined by the compensation committee (which for purposes of reporting the amounts in the table above, we have assumed to be the actual cash bonus awarded to Ms. Howard for 2011).

As discussed in the section entitled “— Employment Agreements” below, effective March 1, 2012, Mr. Goodyear is no longer entitled to receive enhanced severance benefits for a termination of employment in connection with a change in control.

(2)	The amounts shown represent the present value of continuing Ms. Howard’s healthcare benefits at the same level and cost to her as immediately preceding the date of termination for 24 months after the assumed date of termination.

(3)	The agreements setting forth the terms of each named executive officers’ restricted stock or stock option award provide for the accelerated vesting of the award upon a change in control (as defined in the 2005 LTIP). The amounts reported in this column represent the aggregate value of the shares of restricted stock and stock options that would have vested upon a change in control based on the closing sales price per share of our common stock on December 30, 2011 of $11.41.

The compensation committee has the discretion to vest all or any portion of an equity award upon a named executive officer’s death or “total and permanent disability” (as defined in the 2005 LTIP). For purposes of the amounts reported in this table, we have assumed that no discretion would have been exercised by the compensation committee.

(4)	Under their employment agreements as in effect on December 30, 2011, Mr. Goodyear and Ms. Howard were entitled to a tax gross-up payment for any excise tax imposed under Section 4999 of the Code on any amounts or benefits received by him or her. If a termination of employment or change in control would have occurred as of December 30, 2011, no excise tax would have been payable to Mr. Goodyear. The tax gross-up calculations were prepared assuming a blended effective tax rate of 38.68% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Sections 280G and 4999 of the Code. The equity was valued based on the closing sales price per shares of our common stock on December 30, 2011 of $11.41.

When we amended their employment agreements, effective March 1, 2012, we eliminated Mr. Goodyear’s and Ms. Howard’s right to receive any tax gross-up payments relating to the occurrence of a change in control. See the section entitled “— Employment Agreements” below.

Accrued Pay and Regular Retirement Benefits. The amounts reported in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination. These include:

•	accrued salary and, if applicable, vacation pay;

•	distributions of plan balances under the 401(k) Plan; and

•	payments of amounts under life and disability insurance policies.

Employment Agreements

We have entered into employment agreements with each of our named executive officers that generally provide for minimum base salaries, annual cash incentive bonus opportunities under the Company’s annual incentive plan (subject to the achievement of annual performance goals) and severance benefits in the case of certain termination events, including, in certain cases, in connection with or following a change in control of the Company. On April 24, 2009, the compensation committee adopted a policy that we would not enter into any future employment agreements, or amend any employment agreements, that include a “modified single-trigger” for payments contingent upon a change in control or any excise tax gross-ups with respect to payments contingent upon a change in control.

William M. Goodyear

On February 22, 2012, in connection with the aforementioned transition of the position of Chief Executive Officer to Ms. Howard, we amended the employment agreement with Mr. Goodyear. The amended employment agreement sets forth the terms and conditions of Mr. Goodyear’s full-time employment as our Executive Chairman and has a term beginning on March 1, 2012 and ending on April 30, 2014. During the employment term, Mr. Goodyear will receive an annual base salary of $650,000 and will also be eligible to receive an annual cash incentive bonus (with a target payment equal to 100% of his base salary) under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee. The amended employment agreement binds Mr. Goodyear to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.

In consideration for Mr. Goodyear’s waiver of certain rights under his employment agreement prior to this most-recent amendment (including, without limitation, his rights to: (i) an indefinite employment term, (ii) severance payments upon resignation for “good reason,” (iii) severance payments upon a change in control, and (iv) a tax gross-up under specified circumstances), the Company will pay a cash severance benefit to Mr. Goodyear upon the termination of his employment (except as set forth below) in an amount equal to two times the sum of his base salary that was in effect immediately prior to March 1, 2012 and the average of his 2009, 2010 and 2011 annual bonuses. However, if the Company terminates Mr. Goodyear for “cause” (as defined in the amended employment agreement) or Mr. Goodyear resigns prior to the end of the employment term, Mr. Goodyear would not be entitled to receive the foregoing severance benefits, and the Company would have no further obligation to Mr. Goodyear other than the obligation to pay his base salary through the date of termination and any other compensation and benefits then due. Any compensation paid or awarded to Mr. Goodyear under the amended employment agreement is subject to the Company’s compensation recoupment policy.

Julie M. Howard

In connection with Ms. Howard’s appointment as Chief Executive Officer, we amended and restated her employment agreement, effective March 1, 2012. The employment agreement has a five-year term. Under the employment agreement Ms. Howard will receive an annual base salary, in an amount determined by the compensation committee, and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee. The employment agreement binds Ms. Howard to certain non-solicitation and non-competition restrictions during the term of her employment and for a period of one year thereafter unless the Company decides not to continue Ms. Howard’s employment upon the expiration of the five-year term on terms (other than contract length) at least equivalent to the terms of the employment agreement.

The employment agreement provides, among other things, that if the Company terminates Ms. Howard other than for “cause” (as defined in the employment agreement), Ms. Howard terminates her employment for “good reason” (as defined in the employment agreement) or Ms. Howard’s employment is terminated because of death or disability, the Company will pay to Ms. Howard (or her legal representatives) as a severance benefit an amount in cash equal to (i) two times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (subject to subsequent reconciliation based on the Company’s actual performance). In addition, if the Company terminates Ms. Howard other than for cause or disability, Ms. Howard terminates her employment for good reason or Ms. Howard’s employment is terminated because of death, the Company will pay Ms. Howard (or her family in the event of her death) after termination on a monthly basis an amount equal to COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination. If Ms. Howard’s employment is terminated because of disability, Ms. Howard would be entitled to continuation of her healthcare benefits for up to 24 months after the date of termination. However, if the Company terminates Ms. Howard for cause or Ms. Howard terminates her employment other than for good reason, the Company would have no further obligation to Ms. Howard other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due.

The employment agreement also provides that if, during the one-year period following a change in control, the Company terminates Ms. Howard’s employment other than for cause, death or disability or Ms. Howard terminates her employment for good reason or if, during the one-year period preceding a change in control, the Company terminates Ms. Howard’s employment other than for cause, death or disability in anticipation of a change in control transaction that the Board is actively considering and that is ultimately consummated, the Company will pay to Ms. Howard (or her legal representatives) as a severance payment an amount in cash equal to (i) three times the sum of her base salary and the average of her annual bonuses for the three most recently completed years, plus (ii) a pro rata portion of her annual bonus for the year in which the termination occurs based on an estimate of Company performance for the period before the date of termination, as determined by the compensation committee (subject to subsequent reconciliation based on the Company’s actual performance). In addition, the Company will pay Ms. Howard (or her family in the event of her death) after termination on a monthly basis an amount equal to COBRA premiums (less the amount of her portion of such premiums prior to the date of termination) for up to 24 months after the date of termination.

Any compensation paid or awarded to Ms. Howard under the employment agreement will be subject to the Company’s compensation recoupment policy. Also, as part of the amendment and restatement of Ms. Howard’s employment agreement, the change in control tax gross-up provisions previously in Ms. Howard’s employment agreement were removed.

Thomas A. Nardi

The employment agreement with Mr. Nardi, our Executive Vice President and Chief Financial Officer, is for rolling one-year periods, such that the remainder of the term of the employment agreement will always be one full year. Under the employment agreement, Mr. Nardi will receive an annual base salary of $450,000 and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers based on the achievement of annual performance goals as determined by the compensation committee. The employment agreement provides, among other things, that if the Company terminates Mr. Nardi other than for “cause” (as defined in the employment agreement), Mr. Nardi terminates his employment for “good reason” (as defined in the employment agreement) or Mr. Nardi’s employment is terminated because of death or disability, the Company will pay to Mr. Nardi (or his legal representatives) an amount in cash equal to the sum of his base salary and the average of his three most recent annual bonuses. However, if the Company terminates Mr. Nardi for cause or Mr. Nardi terminates his own employment other than for good reason, the Company would have no further obligation to Mr. Nardi other than the obligation to pay his base salary through the date of termination and any other compensation and benefits then due. The employment agreement also provides that if Mr. Nardi’s employment is terminated by the Company during the one-year period following a change in control (as defined in the employment agreement) or Mr. Nardi resigns for any reason during the period beginning six months and ending 12 months following a change in control, the Company will pay to Mr. Nardi as a severance payment an amount equal to two times the sum of his base salary and the average of his three most recent annual bonuses.

Monica M. Weed

The employment agreement with Ms. Weed, our Vice President, General Counsel and Secretary, is for rolling one-year periods, such that the remainder of the term of the employment agreement will always be one full year. Under the employment agreement, Ms. Weed will receive an annual base salary of $400,000 and is eligible to receive an annual cash incentive bonus under the annual incentive plan for the Company’s executive officers. The employment agreement provides, among other things, that if the Company terminates Ms. Weed other than for “cause” (as defined in the employment agreement), Ms. Weed terminates her employment for “good reason” (as defined in the employment agreement) or Ms. Weed’s employment is terminated because of death or disability, the Company will pay to Ms. Weed (or her legal representatives) an amount equal to the sum of her base salary and the average of her three most recent annual bonuses. However, if the Company terminates Ms. Weed for cause or Ms. Weed terminates her own employment other than for good reason, the Company would have no further obligation to Ms. Weed other than the obligation to pay her base salary through the date of termination and any other compensation and benefits then due. The employment agreement also provides that if Ms. Weed’s employment is terminated by the Company during the one-year period following a change in control (as defined in the employment agreement) or Ms. Weed resigns for any reason during the period beginning six months and ending 12 months following a change in control, the Company will pay to Ms. Weed as a severance payment an amount equal to two times the sum of her base salary and the average of her three most recent annual bonuses.

DIRECTOR COMPENSATION

For 2011, our non-employee directors received an annual retainer of $60,000 and fees for each meeting of the Board they attended ($4,000 per meeting). In addition, the chairman of the audit committee (Mr. Gildehaus) received an additional annual retainer of $20,000; the chairman of the compensation committee (formerly Mr. Skinner (prior to March 15, 2011) and thereafter, Mr. James) and the nominating and governance committee (Mr. Pond) received an additional annual retainer of $10,000 (which, in the case of Mr. Skinner and Mr. James, was prorated based on their respective periods of service); and our Lead Director (Governor Thompson) received an additional annual retainer of $15,000. Any member of the Board who is employed by the Company (or any of its subsidiaries) is not compensated for his or her service on the Board or any of its committees.

All retainers and meeting fees are paid in cash on a quarterly basis, unless a director elects to defer his or her annual retainer(s) or meeting fees under our directors’ deferred fees plan. This plan provides that a director may elect to defer all or a portion of his or her annual retainer or meeting fees to an account which earns interest monthly. Payment is then made to a participating director under the plan upon the director’s resignation from the Board or his or her death. A participating director may elect to receive the payment in a lump-sum or in installments over a ten-year period. During 2011, only Mr. Tipsord elected to defer his annual retainer and meeting fees under the plan.

The compensation program for our non-employee directors also includes an equity component. Non-employee directors appointed or elected to the Board for the first time receive an initial equity grant equal to $175,000 in value. Continuing directors receive an annual equity grant equal to $100,000 in value, consisting of 67% restricted stock and 33% stock options. All annual equity grants made to our continuing, non-employee directors are made on the same date as our annual meeting of shareholders. On April 25, 2011 (the date of our 2011 annual meeting of shareholders), each of our non-employee directors received an annual equity grant consisting of 6,844 shares of restricted stock and 7,062 stock options. Both the restricted stock and the stock options vest on an annual basis ratably over a three-year period. The stock options have an exercise price of $9.83 per share (which equals the fair market value of our common stock on the grant date) and expire six years from the grant date. Each of the grants was made pursuant to the terms of the 2005 LTIP.

In early 2012, the compensation committee adopted new stock ownership guidelines that apply to our non-employee directors. These guidelines require each of our non-employee directors to own shares of our common stock (as defined in the guidelines) valued at a minimum of four times their annual retainer (excluding any committee chair retainers and the retainer for the Lead Director). Although there is no specific period of time by which the stock ownership guidelines must be achieved, each of our non-employee directors is expected to make continuous progress towards the guidelines and, prior to meeting the guidelines, is required to hold at least 75% of the net shares received from the vesting of their equity awards or the exercise of stock options. Even after achieving the stock ownership guidelines, our non-employee directors must also comply with holding period requirements with respect to their equity grants. Under these holding period requirements, each of our non-employee directors is required to hold at least 75% of the net shares received from the vesting of their equity awards or the exercise of stock options for at least one year following the vesting or exercise date. At the end of 2011, all of our non-employee directors were in compliance with the then-current stock ownership guidelines and also would have been in compliance with the new stock ownership guidelines summarized above.

The following table summarizes the total compensation paid to or earned by our non-employee directors for 2011:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)
Thomas A. Gildehaus	140,000	67,277	33,002	—	240,279
Hon. Cynthia A. Glassman	124,000	67,277	33,002	—	224,279
Stephan A. James	127,917	67,277	33,002	—	228,196
Peter B. Pond	126,000	67,277	33,002	—	226,279
Samuel K. Skinner	122,083	67,277	33,002	—	222,362
Governor James R. Thompson	135,000	67,277	33,002	—	235,279
Michael L. Tipsord	124,000	67,277	33,002	—	224,279

(1)	Includes an additional annual retainer of $20,000 to Mr. Gildehaus, as chairman of the audit committee; an additional retainer of $2,083 to Mr. Skinner and $7,917 to Mr. James for their respective service as chairman of the compensation committee (Mr. Skinner served as chairman prior to March 15, 2011, and Mr. James served as chairman the remainder of 2011); an additional retainer of $10,000 to Mr. Pond, as chairman of the nominating and governance committee; and an additional annual retainer of $15,000 to Governor Thompson, as Lead Director. For 2011, Mr. Tipsord elected to defer his annual retainer and meeting fees under our directors’ deferred fees plan (see the narrative preceding this table for a description of that plan).

Board meeting fees paid to each non-employee director during 2011 were as follows:

Thomas A. Gildehaus	$60,000
Hon. Cynthia A. Glassman	$64,000
Stephan A. James	$60,000
Peter B. Pond	$56,000
Samuel K. Skinner	$60,000
Governor James R. Thompson	$60,000
Michael L. Tipsord	$64,000

(2)	The amounts reported in this column represent the aggregate grant date fair value of restricted stock awards granted to our non-employee directors during 2011 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions made in calculating the aggregate grant date fair value of these awards are described in Note 8 to the Consolidated Financial Statements in our 2011 Form 10-K. The aggregate number of shares of restricted stock outstanding for each of our non-employee directors as of December 31, 2011 was as follows:

Thomas A. Gildehaus	14,239
Hon. Cynthia A. Glassman	13,610
Stephan A. James	16,212
Peter B. Pond	14,239
Samuel K. Skinner	14,239
Governor James R. Thompson	14,239
Michael L. Tipsord	13,481

(3)	The amounts reported in this column represent the aggregate grant date fair value of stock option awards granted to our non-employee directors during 2011 computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions made in calculating the aggregate grant date fair value of these awards are described in Note 8 to the Consolidated Financial Statements in our 2011 Form 10-K. The aggregate number of stock options outstanding for each of our non-employee directors as of December 31, 2011 was as follows:

Thomas A. Gildehaus	30,247
Hon. Cynthia A. Glassman	18,924
Stephan A. James	22,410
Peter B. Pond	42,010
Samuel K. Skinner	25,247
Governor James R. Thompson	32,112
Michael L. Tipsord	18,608

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

No person who served on the compensation committee in 2011 was an officer or employee of the Company during 2011, was formerly an officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules regarding certain relationships and related party transactions. None of our executive officers served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board) of another corporation during 2011, where one of the executive officers of the other corporation served on our compensation committee or as one of our directors. None of our executive officers served as a director of another corporation during, where one of the executive officers of the other corporation served on our compensation committee.

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE

OFFICERS AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 1, 2012 (unless otherwise indicated) by: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, based on filings with the SEC.

We believe that, except where noted otherwise, each person named below has sole voting and dispositive power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable. Except as noted below, the address of each person named below is in care of our principal executive office.

	Shares Beneficially Owned(1)
Directors and Executive Officers	Number	Percent
Thomas A. Gildehaus(2)	85,897	*
Hon. Cynthia A. Glassman	35,262	*
William M. Goodyear(3)	782,510	1.51%
Stephan A. James	48,231	*
Peter B. Pond	73,159	*
Samuel K. Skinner	55,861	*
Governor James R. Thompson	71,361	*
Michael L. Tipsord	58,863	*
Julie M. Howard(4)	326,613	*
Thomas A. Nardi	83,571	*
Monica M. Weed	64,638	*
All directors and executive officers as a group (11 persons)	1,685,967	3.24%

5% Shareholders
Heartland Advisors, Inc. and William J. Nasgovitz, 789 North Water Street, Milwaukee, WI 53202(5)	4,199,575	8.08%
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022(6)	3,950,526	7.60%
Security Investors, LLC, One Security Benefit Place, Topeka, KS 66636-0001(7)	3,918,144	7.54%
Columbia Wanger Asset Management, LLC, 227 West Monroe Street, Suite 3000, Chicago, IL 60606(8)	3,501,200	6.73%
Robeco Investment Management, Inc., 909 Third Avenue, New York, NY 10022(9)	3,334,181	6.41%
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355(10)	2,728,317	5.25%
FMR LLC, 82 Devonshire Street, Boston, MA 02109(11)	2,635,800	5.07%

* Less than 1%

(1)	Includes shares of our common stock subject to stock options that are or become exercisable within 60 days of March 1, 2012 as follows:

Thomas A. Gildehaus	18,274
Hon. Cynthia A. Glassman	8,521
William M. Goodyear	249,470
Stephan A. James	11,256
Peter B. Pond	28,172
Samuel K. Skinner	13,274
Governor James R. Thompson	18,274
Michael L. Tipsord	8,310
Julie M. Howard	159,464
Thomas A. Nardi	17,574
Monica M. Weed	15,237
All directors and executive officers as a group (11 persons)	547,826

(2)	Includes 781 shares held by estate of spouse.

(3)	121,375 shares are pledged by Mr. Goodyear to secure indebtedness.

(4)	16,500 shares are pledged by Ms. Howard to secure indebtedness.

(5)

Based solely on information provided in the Schedule 13G/A filed jointly by Heartland Advisors, Inc. (“Heartland Advisors”) and William J. Nasgovitz, President and control person of Heartland Advisors, with the SEC on February 10, 2012. As of December 31, 2011, Heartland Advisors reported having shared voting power and shared dispositive power with respect to all 4,199,575 of the shares reported on the Schedule 13G/A. The Schedule 13G/A reported that clients of Heartland Advisors, a registered investment adviser, including an investment company registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of the shares reported in the Schedule 13G/A and that the Heartland Value Plus Fund, a series of the Heartland Group, Inc., a registered investment company, owns 2,850,000 shares of our common stock. The Schedule 13G/A reported that the remaining shares reported in the Schedule 13G/A are owned by various other accounts managed by Heartland Advisors on a discretionary basis, and Heartland Advisors reported, to the best of its knowledge, that none of the other accounts owns more than 5% of our outstanding common stock. Mr. Nasgovitz disclaimed beneficial ownership of any shares reported on the Schedule 13G/A.

(6)	Based solely on the information provided in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 10, 2012. As of December 31, 2011, BlackRock reported having sole voting power and sole dispositive power with respect to all 3,950,526 of the shares reported on the Schedule 13G/A. BlackRock reported that the following BlackRock subsidiaries beneficially owned our common stock, but that none of those subsidiaries individually beneficially owned 5% or greater of the outstanding shares of our common stock: BlackRock Japan Co. Ltd., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited and BlackRock International Limited.

(7)	Based solely on information provided in the Schedule 13G/A filed by Security Investors, LLC (“SI”) with the SEC on January 31, 2012. As of December 31, 2011, SI reported having sole voting power and sole dispositive power with respect to all 3,918,144 of the shares reported on the Schedule 13G/A.

(8)	Based solely on information provided in the Schedule 13G/A filed by Columbia Wanger Asset Management, LLC (“Columbia Wanger”) with the SEC on February 10, 2012. As of December 31, 2011, Columbia Wanger reported having sole voting power with respect to 3,126,200 of the shares and sole dispositive power with respect to all 3,501,200 of the shares reported on the Schedule 13G/A. The shares reported on the Schedule 13G/A include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger.

(9)	Based solely on information provided in the Schedule 13G filed by Robeco Investment Management, Inc. (“Robeco”) with the SEC on February 6, 2012. As of December 31, 2011, Robeco reported having sole voting power with respect to 2,742,706 of the shares, shared voting power with respect to 118,535 of the shares and sole dispositive power with respect to all 3,334,181 of the shares reported on the Schedule 13G. Robeco further reported that, to its knowledge, none of its clients has the right to receive or the power to direct the receipt of dividends or proceeds from the sale of shares which represent more than 5% of our outstanding common stock.

(10)	Based solely on information provided in the Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 8, 2012. As of December 31, 2011, Vanguard reported having sole voting power and shared dispositive power over 72,337 of the shares and sole dispositive power over 2,655,980 of the shares reported on the Schedule 13G. Vanguard Fidelity Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 72,337 of the shares reported on the Schedule 13G as a result of its serving as an investment manager of collective trust accounts and directs the voting of these shares.

(11)	Based solely on information provided in the Schedule 13G filed by FMR LLC (“FMR”) with the SEC on February 14, 2012. As of December 31, 2011, FMR reported having no voting power with respect to any of the shares reported on the Schedule 13G and sole dispositive power with respect to all 2,635,800 of the shares reported on the Schedule 13G. FMR reported that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the 2,635,600 shares reported on the Schedule 13G as a result of acting as an investment adviser to various investment companies and that the interest of one investment company, Fidelity Advisor Small Cap Fund, amounted to all of the 2,635,800 shares reported on the Schedule 13G.

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table provides information with respect to shares of our common stock that may be issued under our equity compensation plans at December 31, 2011.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	1,000,111	$11.93	1,251,238
Equity compensation plans not approved by security holders(a)	35,150	$13.13	—

Total	1,035,261	$11.97	1,251,238

(a)	See Note 8 to the Consolidated Financial Statements in our 2011 Form 10-K.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of copies of such reports and representations received from our directors and executive officers, we believe that during the year ended December 31, 2011, our directors, executive officers and 10% shareholders complied with their Section 16(a) filing requirements on a timely basis.

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% shareholders and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” In accordance with our written related person transaction policy, any related person transaction must be approved or ratified by the audit committee or, if the audit committee so determines, by all disinterested members of the Board (by the vote of a majority of the disinterested members).

The audit committee considers all relevant factors when determining whether to approve a related person transaction including the following:

•	the size of the transaction and the amount payable to a related person;

•	the nature of the interest of the related person in the transaction;

•	whether the transaction may involve a conflict of interest; and

•

whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

We did not have any related person transactions requiring approval of the audit committee in 2011.

PROPOSAL 2

ADOPTION OF RESTATED CERTIFICATE OF INCORPORATION

TO DECLASSIFY OUR BOARD OF DIRECTORS

The Board has approved and declared advisable, and recommends that our shareholders adopt, the proposed further amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (as heretofore amended, the “Certificate of Incorporation”) to provide for the phased-in elimination of the classification of the Board and the annual election of all of our directors, certain amendments relating thereto, certain conforming changes relating to the integration of prior amendments, and the addition of a heading to each of the individual articles. A copy of the proposed Restated Certificate of Incorporation submitted to our shareholders for adoption at the 2012 annual meeting is attached to this Proxy Statement as Appendix A (the “Proposed Restated Certificate of Incorporation”).

The nominating and governance committee of the Board, which is comprised entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company and reports to the Board regarding the same. The nominating and governance committee, in making its recommendation to the Board regarding the Proposed Restated Certificate of Incorporation, and the Board, in approving the Proposed Restated Certificate of Incorporation and declaring it advisable, considered the advantages and disadvantages of maintaining a classified board of directors. While the Board believes that maintaining a classified board of directors may offer several advantages, such as promoting continuity and stability in pursuing the Company’s business strategies and policies and encouraging our directors to take a long-term perspective, it recognizes the growing sentiment of a number of institutional investor groups which favor the annual election of directors. The Board also recognizes that governance structures in which all members of the board of directors are elected annually are perceived as increasing director accountability to shareholders. In light of this, and upon the recommendation of the nominating and governance committee, the Board determined that the Proposed Restated Certificate of Incorporation to declassify the Board in the manner provided therein is advisable and in the best interests of the Company and its shareholders, and the Board directed that the Proposed Restated Certificate of Incorporation be submitted to our shareholders for approval at the 2012 annual meeting.

As provided by Article VI of the Certificate of Incorporation, the Board is currently divided into three classes, with directors from each class being elected to serve for staggered three-year terms. One class of directors, representing one-third of our total number of directors, stands for election at each annual meeting of our shareholders. If the Proposed Restated Certificate of Incorporation is adopted by our shareholders and becomes effective, all directors elected prior to the effectiveness of the filing of the Proposed Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (including the three directors who are elected at the 2012 annual meeting of shareholders) will continue in office for the remainder of their then-current three-year terms and, thereafter, such directors or their successors will be elected for one-year terms. Therefore, pursuant to the Proposed Restated Certificate of Incorporation, beginning with the 2015 annual meeting of shareholders, the declassification of the Board would be complete and all directors would be subject to annual election.

If our shareholders approve this proposal, the Proposed Restated Certificate of Incorporation would become effective upon filing with the Secretary of State of the State of Delaware, which the Company would file promptly after the final adjournment of the 2012 annual meeting. If this proposal is not approved, the Certificate of Incorporation would remain unchanged and the Board would remain classified. Other than as described herein, the Proposed Restated Certificate of Incorporation effects no further amendments to the Certificate of Incorporation.

The Board unanimously recommends that shareholders vote “FOR” the proposal to adopt the Proposed Restated Certificate of Incorporation to declassify our Board of Directors.

PROPOSAL 3

APPROVAL OF THE NAVIGANT CONSULTING, INC.

2012 LONG-TERM INCENTIVE PLAN

At the annual meeting, our shareholders will be asked to approve the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”). The 2012 Plan was approved by the Board on February 14, 2012, subject to shareholder approval. The purposes of the 2012 Plan are to:

•	align the interests of our shareholders and recipients of awards under the 2012 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and its shareholders.

Under the 2012 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units (“Stock Awards”); and

•	performance awards.

As of March 1, 2012, 2,579 employees and seven non-employee directors would be eligible to participate in the 2012 Plan; however, participation in our long-term incentive plans has historically been limited to certain senior-level employees, and this group included approximately 580 employees as of March 1, 2012. Upon approval of the 2012 Plan, no additional awards will be granted under the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan, as amended (referred to in this proposal as the “Prior Plan”).

Plan Highlights

Some of the key features of the 2012 Plan include:

•	The 2012 Plan will be administered by a committee of the Board, comprised entirely of independent directors;

•	Options and SARs granted under the 2012 Plan may not be repriced without shareholder approval;

•

Under the 2012 Plan, the maximum number of shares of the Company’s common stock (“Common Stock”) available for awards is 6,200,000, reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after January 1, 2012;

•

The number of shares available for issuance under the 2012 Plan will be reduced by one and one-half (1.5) shares for any shares subject to a Stock Award or performance award and by one (1) share for any shares subject to a stock option or SAR;

•	The exercise price of options and the base price for SARs granted under the 2012 Plan may not be less than the fair market value of a share of Common Stock on the date of grant;

•

Subject to certain exceptions described in the 2012 Plan, the 2012 Plan includes a minimum vesting period of 36 months for Stock Awards and a 12-month minimum performance period for performance awards; and

•

The 2012 Plan does not contain a liberal change in control definition and, subject to certain exceptions, the 2012 Plan includes “double-trigger” provisions for the acceleration of equity awards that results from a change in control of the Company.

Description of the 2012 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix B and incorporated herein by reference.

Administration

The 2012 Plan will be administered by a committee designated by the Board of Directors (the “Plan Committee”), consisting of two or more members of the Board. Each member of the Plan Committee must be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act of 1934, as amended (the “Exchange Act”), (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “independent” within the meaning of the rules of the NYSE.

Subject to the express provisions of the 2012 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the 2012 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the 2012 Plan and to decide questions of interpretation or application of any provision of the 2012 Plan. The Plan Committee may, subject to Section 162(m) of the Code, take any action such that in the event of death, disability, a termination of employment or service or in the event of a change in control of the Company (1) any outstanding options and SARs will become exercisable in part or in full, (2) all or a portion of a restriction period on any Stock Award will lapse, (3) all or a portion of any performance period applicable to any restricted stock, restricted stock units or performance awards will lapse, and (4) any performance measures applicable to any outstanding award will be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2012 Plan to the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to the Chief Executive Officer or any executive officer with regard to awards to persons who are (i) “covered employees” within the meaning of Section 162(m) of the Code or are likely to become such while an award is outstanding, or (ii) subject to Section 16 of the Exchange Act.

Available Shares

Under the 2012 Plan, the maximum number of shares of Common Stock available for awards is 6,200,000, of which no more than 6,200,000 shares in the aggregate may be issued in connection with incentive stock options, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. Such shares will be reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after January 1, 2012. The number of available shares will be reduced by the sum of (i) the aggregate number of shares of Common Stock which become subject to outstanding options and free-standing SARs, and (ii) one and one-half of the aggregate number of shares of Common Stock which become subject to Stock Awards or performance awards. To the extent that shares of Common Stock subject to an outstanding option, free-standing SAR or Stock Award granted under either the 2012 Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of Common Stock will again be available under the 2012 Plan; provided, however, that shares of Common Stock subject to an award under the 2012 Plan will not again be available under this Plan if such shares are (a) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (b) shares delivered to or withheld by the Company to pay the exercise price or withholding taxes and (c) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that will again become available will be (i) one (1.0) share for each share subject to an option or free-standing SAR or subject to an option or free-standing SAR from under the Prior Plan, (ii) one and one-half (1.5) shares for each share subject to a Stock Award or performance award and (iii) in accordance with the terms of the Prior Plan, one and one-half (1.5) shares for each share subject to a restricted stock award, restricted stock unit award, performance share award or performance share unit award granted under the Prior Plan.

To the extent necessary for an award to be qualified-performance based compensation under Section 162(m) of the Code, (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year to any person shall be 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards or performance awards denominated in Common Stock may be granted during any fiscal year to any person shall be 250,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or any distribution to holders of Common Stock other than a regular cash dividend, and (iii) the maximum amount that may be payable with respect to performance awards denominated in cash granted during any fiscal year to any person shall be $5,000,000. On March 26, 2012, the closing sales price per share of our common stock as reported on the NYSE was $[—].

Change in Control

Unless otherwise determined by the Plan Committee pursuant to the terms of the 2012 Plan or provided in an award agreement or other agreement, in the event of change in control of the Company and a termination of employment or service under circumstances determined by the Board or the Plan Committee within 24 months following such change in control or within three months prior thereto in connection with such change in control (i) the outstanding options and SARs will immediately become exercisable in full or in part, (ii) the restriction period applicable to the outstanding Stock Awards will lapse in full or in part, (iii) the performance period applicable to the outstanding awards will lapse in full or in part and (iv) the performance measures applicable to the outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board or the Plan Committee may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of Common Stock subject to outstanding awards as determined by the Board, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2012 Plan, a change in control is generally defined as (i) certain acquisitions of more than 50% of the then outstanding shares of Common Stock, (ii) a change in our Board of Directors resulting in the incumbent directors ceasing to constitute at least a majority of our Board of Directors, (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (unless, among other conditions, the Company’s shareholders receive more than 60% of the stock of the resulting company) or (iv) the consummation of a liquidation or dissolution of the Company.

Effective Date, Termination and Amendment

If approved by our shareholders at the annual meeting, the 2012 Plan will become effective as of February 14, 2012, which is the date of the Board’s approval of the 2012 Plan, and will terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. The Board may amend the 2012 Plan at any time, subject to shareholder approval if (i) required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the NYSE, or (ii) the Board seeks to modify the option and SAR repricing provisions in the 2012 Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Minimum Performance Periods and Restriction Periods

Under the 2012 Plan, the vesting, exercisability or payment of certain awards may be subject to the satisfaction of certain performance measures which are described below. The period applicable to awards subject to performance measures will be at least 12 months. However, the 12-month minimum performance period will not apply to (i) awards granted in lieu of salary, (ii) awards made in payment of any earned incentive compensation, (iii) a termination due to death, disability or retirement, (iv) upon a change in control, (v) substitute awards, (vi) awards to newly hired officers or other employees, or (vii) awards granted under the 2012 Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under the 2012 Plan.

Under the 2012 Plan, Stock Awards will be subject to a minimum vesting period of 36 months, with vesting no more rapidly than ratably on each of the first three anniversaries of the date of grant. However, the 36-month minimum vesting period will not apply to (i) awards granted in lieu of salary, (ii) awards made in payment of any earned incentive compensation, (iii) a termination due to death, disability or retirement, (iv) upon a change in control, (v) substitute awards, (vi) awards to newly hired officers or other employees, or (vii) awards granted under the 2012 Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under the 2012 Plan.

Stock Options and SARs

The 2012 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant. The base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Subject to the adjustment provisions set forth in the 2012 Plan, the Plan Committee shall not without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the fair market value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares.

Stock Awards

The 2012 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a shareholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock; provided, however, that (i) distributions other than regular cash dividends, and (ii) regular cash dividends with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case will be deposited by the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of Common Stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units that are subject to performance-based vesting conditions will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a shareholder of the Company.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Awards

The 2012 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Common Stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period. Any dividend or dividend equivalents with respect to a performance award that are subject to performance-based vesting conditions will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of Common Stock, the holder of such award will have no rights as a shareholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Measures

Under the 2012 Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Code, as described below, the performance measures will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified fair market value for a specified period of time, earnings per share, return on assets, return on equity, return on investments, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, economic value created, gross margin, operating margin, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance measures may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. In the sole discretion of the Plan Committee, but subject to Section 162(m) of the Code, the Plan Committee may amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2012 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2012 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2012 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s shareholders, and (ii) the committee certifies that the applicable performance goals are satisfied before payment of any performance-based compensation is made. As noted above, the Plan Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Code. As a result, certain compensation under the 2012 Plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2012 Plan, such as any Stock Award that is not subject to performance measures, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits

On February 22, 2012, in connection with the transition of the position of Chief Executive Officer to Ms. Howard and Mr. Goodyear’s continued service as Executive Chairman of the Board, the Company entered into a letter agreement with Mr. Goodyear effective as of March 1, 2012 setting forth the terms and conditions of two restricted stock unit grants to be made to Mr. Goodyear under the 2012 Plan, the first on June 1, 2012 and the second on May 1, 2013, in each case subject to Mr. Goodyear’s continued employment through the respective grant dates and further subject to the approval of the 2012 Plan by the Company’s shareholders (the “RSU Awards”). Each grant will have an approximate grant date fair value equal to $1 million on June 1, 2012 and May 1, 2013, respectively. If this proposal is not approved by the Company’s shareholders prior to June 1, 2012 and Mr. Goodyear remains employed by the Company on such date, the Company will pay Mr. Goodyear an amount in cash equal to $1 million, payable in equal installments on the last day of each month beginning June 2012 and ending April 2013 unless the Company terminates Mr. Goodyear for cause or he resigns on or prior to any such payment date, in either of which cases Mr. Goodyear will not be entitled to receive any further payments. If the Company’s shareholders do not approve the 2012 Plan or a similar plan prior to May 1, 2013 and Mr. Goodyear remains employed by the Company on such date, the Company will pay Mr. Goodyear an amount in cash equal to $1 million, payable in equal installments on the last day of each month beginning May 2013 and ending April 2014 unless the Company terminates Mr. Goodyear for cause or he resigns on or prior to any such payment date, in either of which cases Mr. Goodyear will not be entitled to receive any further payments. Information regarding the RSU Awards is set forth in the table below.

Navigant Consulting, Inc. 2012 Long-Term Incentive Plan

Name and Position	Dollar Value of Shares Awarded		Number of Shares Awarded
Julie M. Howard, Chief Executive Officer and Director	—	(1)	—	(1)
William M. Goodyear, Executive Chairman	$2,000,000		—	(2)
Tom Nardi, Executive Vice President and Chief Financial Officer	—	(1)	—	(1)
Monica M. Weed, Vice President, General Counsel and Corporate Secretary	—	(1)	—	(1)
Executive Group	$2,000,000		—	(2)
Non-Executive Director Group	—	(1)	—	(1)
Non-Executive Officer Employee Group	—	(1)	—	(1)

(1)	Only the restricted stock units to be granted to Mr. Goodyear were expressly made subject to approval by the Company’s shareholders of the 2012 Plan that is the subject of this proposal. No other awards have been granted under the terms of the 2012 Plan.

(2)	The number of restricted stock units to be granted to Mr. Goodyear if the Company’s shareholders approve the 2012 Plan and Mr. Goodyear remains continuously employed with the Company through the respective grant dates is not yet determinable. The number of restricted stock units to be granted to Mr. Goodyear will be determined by dividing the fair value of the RSU Awards on each grant date by the average daily closing price of a share of our common stock during the 30-day calendar period leading up to, but not including, the respective grant date.

As discussed above, the 2012 Plan is being submitted for approval by the Company’s shareholders at the annual meeting. If the Company’s shareholders approve this proposal, the 2012 Plan will become effective as of the date of the Board’s approval of the 2012 Plan and awards may be granted under the 2012 Plan. If the Company’s shareholders do not approve the 2012 Plan, it will not become effective and no awards may be granted under the 2012 Plan, including the RSU Awards to Mr. Goodyear.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the approval of the 2012 Plan.

PROPOSAL 4

APPROVAL OF THE NAVIGANT CONSULTING, INC.

ANNUAL INCENTIVE PLAN

At the annual meeting, our shareholders will be asked to approve the Navigant Consulting, Inc. Annual Incentive Plan (the “Bonus Plan”) under which officers and other employees of the Company would be eligible to receive incentive payments based on the achievement of objective performance goals for performance periods commencing on or after January 1, 2012. The Bonus Plan was approved by the Board on February 14, 2012, subject to shareholder approval.

The Bonus Plan will allow the compensation committee to utilize specified financial or individual measures (as more fully described below) when determining awards under the Bonus Plan. If the Bonus Plan is approved by our shareholders at the annual meeting, it is intended that the Bonus Plan will qualify for exemption under Section 162(m) of the Code, which would generally allow awards granted under the Bonus Plan to be tax deductible by us.

Description of the Bonus Plan

The purpose of the Bonus Plan is to retain and motivate officers and other employees of the Company who are designated by the Compensation Committee to participate in the Bonus Plan for a specified performance period commencing on or after January 1, 2012 (a “Performance Period”) by providing such designated officers and employees with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that Performance Period. The Bonus Plan will be administered by the compensation committee, which is comprised solely of independent directors.

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached to this Proxy Statement as Appendix C and incorporated herein by reference.

All officers and other employees of the Company and its subsidiaries are eligible to be designated for participation in the Bonus Plan. The compensation committee will designate the eligible employees who will participate in the Bonus Plan for a specified Performance Period, and will do so not later than 90 days after the beginning of the Performance Period or, if earlier, not later than the date on which 25% of the Performance Period has been completed (the “Applicable Period”). It is anticipated that only our named executive officers (currently, four individuals) will be eligible to receive awards under the Bonus Plan.

Under the Bonus Plan, payment of awards to participating employees is subject to the attainment of specific performance goals and other terms and conditions established by the compensation committee during the Applicable Period for each Performance Period. A participant may receive an award under the Bonus Plan based upon achievement of a performance goal or goals using one or more objective corporate-wide or subsidiary, division, operating unit or individual measures. With respect to bonuses payable to persons who are, or are expected to be, employed as the chief executive officer or certain of the other most highly compensated executive officers of the Company as of the last day of the Company’s taxable year (“162(m) Covered Employees”) and to the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code, the applicable performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of common stock of the Company of a specified fair market value for a specified period of time, earnings per share, return on assets, return on equity, return on investments, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, economic value created, gross margin, operating margin, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. With respect to participants who are not 162(m) Covered Employees and who are not expected to be 162(m) Covered Employees at any time during the applicable Performance Period, the performance goals may include any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed above.

If the relevant performance goals are attained during the Performance Period, a participant will be eligible to receive a cash award. Performance goal targets are expressed in terms of an objective formula or standard which may be based on an employee’s base salary, or a multiple thereof, at the time or immediately before the performance goals for such Performance Period were established. In all cases, the compensation committee has the sole and absolute discretion to reduce the amount of any payment under the Bonus Plan that would otherwise be made to any participant or to decide that no payment shall be made. No participant will receive a payment under the Bonus Plan with respect to any Performance Period having a value in excess of $5,000,000, which maximum amount will be proportionally adjusted with respect to Performance Periods that are less than or more than one year in durations.

Determination of the performance compensation awarded to each participant is to be made at a time determined by the compensation committee after the last day of each Performance Period following a certification by the compensation committee that the applicable performance goals were satisfied. During the Applicable Period, the compensation committee will establish terms regarding the timing of payment of awards. The compensation committee may delegate its responsibilities under the Bonus Plan to our chief executive officer or such other executive officer of the Company as it deems appropriate, except that the compensation committee may not delegate its responsibilities with respect to bonuses payable to 162(m) Covered Employees.

No compensation will be paid under the Bonus Plan to 162(m) Covered Employees if the Bonus Plan is not approved by shareholders. If approved, the Bonus Plan will be effective for performance periods commencing on or after January 1, 2012. The Board may terminate the Bonus Plan at any time.

New Plan Benefits

Subject to approval by the Company’s shareholders, target award opportunities for our named executive officers for the 2012 performance period under the Bonus Plan are set forth in the table below.

Navigant Consulting, Inc. Annual Incentive Plan

Name and Position	Dollar Value of Target Award(1)
Julie M. Howard, Chief Executive Officer and Director	$700,000
William M. Goodyear, Executive Chairman	$650,000
Tom Nardi, Executive Vice President and Chief Financial Officer	$292,500
Monica M. Weed, Vice President, General Counsel and Corporate Secretary	$220,000
Executive Group	$1,862,500
Non-Executive Director Group	—	(2)
Non-Executive Officer Employee Group	—	(2)

(1)	Actual awards payable under the Bonus Plan may range from 0% to 200% of the target award depending on actual Company and individual performance during the performance period.

(2)	There are no members of the Non-Executive Director Group or the Non-Executive Officer Employee Group who are eligible for awards under the Bonus Plan.

Recommendation of the Board of Directors

The Board unanimously recommends that shareholders vote “FOR” the approval of the Navigant Consulting, Inc. Annual Incentive Plan.

PROPOSAL 5

ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders with a vote to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed in this Proxy Statement. This advisory vote on executive compensation is commonly referred to as a “say-on-pay” vote. Based on last year’s voting results with respect to the frequency of the shareholder vote on executive compensation, the Board has decided to include the “say on pay” votes in our proxy materials on an annual basis until the next required advisory vote on the frequency of the shareholder vote on executive compensation.

The overall objective of our executive compensation program is to attract, retain and motivate highly qualified and effective executive officers in order to positively impact the Company and ultimately create long-term value for our shareholders. We designed our executive compensation program to meet this objective by:

•

aligning our named executive officers’ incentive compensation opportunities with the Company’s financial and strategic performance goals, as well as the relative performance of our stock price over time;

•	providing our named executive officers with target compensation opportunities that are competitive with other companies in our peer group; and

•	discouraging excessive risk taking and promoting sound corporate governance.

This pay philosophy is evidenced by, among other things, the following features of our executive compensation program:

•

Performance-based compensation represented a significant portion of our named executive officers’ 2011 total direct compensation opportunity. For 2011, 54% of our CEO’s target total direct compensation was tied to Company and individual performance or relative total shareholder return (including 100% of his annual cash bonus and approximately 78% of his 2011 long-term equity incentive awards).

•

Annual cash bonus payments to our named executed officers are tied to pre-established financial and individual performance goals aligned with the Company’s long-term strategic objectives. In 2011, the Company exceeded each of the financial performance targets established at the beginning of the year for our annual incentive plan through the successful execution of its long-term strategy, including the achievement of financial and operating objectives related to both the strategic investments and the re-alignment of its core practices that were made in 2010. The marketplace responded positively to the Company’s strong financial performance in 2011, with the Company delivering a total shareholder return of 24% during 2011. Based on the Company’s actual financial performance and the compensation committee’s assessment of each named executive officer’s individual performance for 2011, the 2011 cash bonuses payable to our named executive officers under the 2011 annual incentive plan ranged between approximately 102% and 105% of each of their annual target bonus amounts.

•

To further align our named executive officers’ compensation with the interests of our shareholders, we added performance-based vesting conditions linked to the Company’s relative annual total shareholder return to the restricted stock awards granted to our named executive officers in March 2011. The remaining long-term equity incentive awards granted to our named executive officers in March 2011 consisted of stock options, which have value to an executive only if our stock price appreciates.

•

We adopted a policy on the recoupment of incentive payments requiring the reimbursement of excess incentive compensation provided to the Company’s executive officers in the event of certain restatements of the Company’s financial statements.

•	All of our employees, including our named executive officers, are prohibited from selling short our common stock or engaging in hedging or offsetting transactions regarding our common stock.

We encourage you to read the section entitled “Compensation Discussion and Analysis” on pages 15 through 31 of this Proxy Statement for additional details relating to our executive compensation program.

We are asking our shareholders to indicate their support for our executive compensation program by voting “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

The say-on-pay vote is an advisory vote only, and therefore, it will not bind the Company or the Board (or any of its committees). However, the Board and the compensation committee will consider the voting results, as appropriate, when making future compensation decisions for our named executive officers.

The Board and the compensation committee unanimously recommend that shareholders vote “FOR” the approval of the advisory resolution relating to the compensation paid to our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 6

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders will be asked to ratify the appointment by the audit committee of KPMG LLP as our independent registered public accounting firm for the year 2012. KPMG has served as the Company’s accounting firm since the Company’s initial public offering in 1996.

The Board and the audit committee unanimously recommend that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year 2012.

Representatives from KPMG LLP are expected to be present at the annual meeting and will be available to respond to appropriate questions. The KPMG LLP representatives will be given an opportunity to make a statement if they desire.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP, our independent registered public accounting firm, has provided an unqualified opinion regarding our consolidated financial statements as of and for the year ended December 31, 2011 and the effectiveness of our internal control over financial reporting as of December 31, 2011. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for 2010 and 2011 and fees billed for other services rendered by KPMG LLP. The audit committee reviewed 100% of the services provided by KPMG LLP with respect to such fees and concluded that such services were compatible with maintaining KPMG LLP’s independence. The audit committee reviews and pre-approves both audit and permitted non-audit services provided by KPMG LLP and will not approve any engagement of KPMG LLP to perform any non-audit services prohibited by law or regulation. At each regular audit committee meeting, the audit committee receives updates on the services actually provided by KPMG LLP, and management may submit additional services for pre-approval. The audit committee has delegated to the chairman of the audit committee the authority to evaluate and approve engagements on behalf of the audit committee in the event that a need arises for pre-approval between regular audit committee meetings. If the chairman of the audit committee so approves any such engagements, he will report that approval to the full audit committee at the next audit committee meeting.

Each year, the independent registered public accounting firm’s engagement to audit our annual consolidated financial statements is approved by the audit committee before the filing of the preceding year’s Annual Report on Form 10-K.

	2011	2010
Audit fees	$1,014,835	$1,069,185
Audit-related fees(1)	139,353	136,000

Audit and audit-related fees	1,154,188	1,205,185
Tax fees(2)	—	50,000
All other fees	—	—

Total fees	$1,154,188	$1,255,185

(1)	Audit-related fees consist of fees for a report on our controls as a service organization under Statement on Standards for Attestation Engagements (SSAE) No.16, performed at the request of certain clients of the Company.

(2)	Tax fees consist of fees for services relating to the preparation of U.S. transfer pricing documentation.

SHAREHOLDER PROPOSALS FOR THE 2013 PROXY STATEMENT

If you wish to submit a proposal to be included in the proxy statement for our 2013 annual meeting of shareholders, you must submit the proposal in writing to our corporate secretary at Navigant Consulting, Inc., 30 S. Wacker Drive, Suite 3550, Chicago, Illinois 60606, Attention: Corporate Secretary. We must receive the proposal by December 4, 2012 (but not before November 4, 2012) in order to consider it for inclusion in the proxy statement for our 2013 annual meeting of shareholders.

In addition, our by-laws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must deliver written notice to, or mail such written notice so that it is received by, our corporate secretary at our principal executive office, not less than 120 nor more than 150 days prior to the first anniversary of the date our proxy statement is released to shareholders in connection with the previous year’s election of directors or annual meeting of shareholders, except that if no annual meeting of shareholders or election of directors by consent was held in the previous year, the proposal must be received by us within ten days after we have publicly disclosed the date of the annual meeting in the manner provided in our by-laws.

Our by-laws provide that nominations by shareholders of persons for election as directors must be made by written notice delivered to, or mailed and received by, our corporate secretary at our principal executive office not less than 120 nor more than 150 days prior to the annual meeting, except that if we have not publicly disclosed the date of the annual meeting in the manner provided in our by-laws at least 70 days prior to the meeting date, written notice may be given by a shareholder if received by our corporate secretary not later than the close of business on the tenth day following the date on which we publicly disclose the date of the annual meeting.

Our by-laws contain provisions regarding information that must be set forth in a shareholder’s notice or otherwise provided in connection with shareholder nominations or other business to be brought before an annual meeting by a shareholder.

OTHER INFORMATION

If a shareholder or any other interested party has a matter that they would like to communicate with the Board, our non-management directors as a group, or any individual director (including our Lead Director), the shareholder or interested party may write to:

Governor James R. Thompson

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

All communications will be reviewed by our Lead Director, who will determine whether the communication is distributed to the Board, all of our non-management directors as a group or the specified individual director, as applicable.

If you would like a copy of our 2011 Form 10-K (including the financial statements and financial statement schedule), we will send you one without charge. Please direct your written request to:

Ms. Jennifer Moreno Reddick

Executive Director, Investor Relations

Navigant Consulting, Inc.

30 S. Wacker, Suite 3550

Chicago, Illinois 60606

Appendix A

RESTATED CERTIFICATE OF INCORPORATION

OF

NAVIGANT CONSULTING, INC.,

a Delaware corporation

Navigant Consulting, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A.    The name of the Corporation is Navigant Consulting, Inc. The Corporation was originally incorporated under the name Metzler & Associates, Inc. The Corporation’s original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on June 6, 1996.

B.    This restated certificate of incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), restates and amends the provisions of the Corporation’s certificate of incorporation and has been duly adopted by the stockholders of the Corporation in accordance with the DGCL.

C.    The text of the certificate of incorporation of this Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is: Navigant Consulting, Inc.

ARTICLE II

REGISTERED OFFICE

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

AUTHORIZED SHARES; CAPITAL STOCK

A.    The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred fifty-three million (153,000,000), consisting of one hundred fifty million (150,000,000) shares of Common Stock, $.001 par value per share (the “Common Stock”), and three million (3,000,000) shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).

B.    The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

l.    Common Stock.

(a)    Voting Rights: Except as otherwise required by law or expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation.

(b)    Dividends: Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

(c)    Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

2.    Preferred Stock.

Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

ARTICLE V

BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) or more than nine (9) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Each director elected to the board of directors prior to the commencement of the 2013 annual meeting of stockholders shall serve the remainder of the term for which such director was elected (or, in the case of a director appointed to fill the vacancy in the term of any such director, the remainder of the term of his or her predecessor), such that each director elected at the 2010 annual meeting (or any director elected to fill a vacancy caused by the death, resignation, removal or disqualification of any such director) shall serve until such director’s term expires at the annual meeting scheduled for 2013, each director elected at the 2011 annual meeting (or any director elected to fill a vacancy caused by the death, resignation, removal or disqualification of such director) shall serve until such director’s term expires at the annual meeting scheduled for 2014, and each director elected at the 2012 annual meeting (or any director elected to fill a vacancy caused by the death, resignation, removal or disqualification of any such director) shall expire at the annual meeting scheduled for 2015. Commencing with the annual meeting scheduled for 2013, at each annual meeting of stockholders, directors whose terms expire at that annual meeting shall be elected for a one-year term. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. Each director shall hold office until his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. Except as required by law or the provisions of this Restated Certificate of Incorporation, all vacancies on the Board of Directors and newly created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Restated Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.

ARTICLE VI

STOCKHOLDERS

(a)    Written Consent. Any action required to be taken at any annual or special meeting of the stockholders, or any other action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b)    Special Meeting. Special meetings of stockholders of the Corporation may be called upon not less than ten nor more than 60 days’ written notice by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or at the request in writing of the stockholders owning at least fifty percent (50%) of the entire capital stock of the corporation issued and outstanding and entitled to vote.

(c)    Amendment. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.

ARTICLE VII

AMENDMENT OF BY-LAWS

In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation. The By-Laws of the Corporation may be altered, amended, or repealed, or new By-Laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least two-thirds of the voting power of the shares of the Corporation entitled to be cast generally in the election of directors at an annual or special meeting of stockholders, provided that if such alteration, amendment, repeal or adoption of new By-Laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting.

ARTICLE VIII

NO CUMULATIVE VOTING

No stockholder of the Corporation shall by reason of holding shares of any class of stock have any cumulative voting right.

ARTICLE IX

INTERESTED PARTY TRANSACTIONS

A director of the Corporation shall not, in the absence of fraud, be disqualified by his or her office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by the director from or through any transaction or contract of the Corporation by reason of the fact that the director, or any firm of which he or she is a member or any corporation of which he or she is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

ARTICLE X

MEETINGS, BOOKS AND RECORDS, WRITTEN BALLOTS

Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

ARTICLE XI

COMPROMISES WITH CREDITORS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing two-thirds the value of the creditors or class of creditors and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XII

INDEMNIFICATION AND LIMITATION OF LIABILITY

A.    Indemnification of Officers and Directors: The Corporation shall:

(a)    indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful; and

(b)    indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by each person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

(c)    indemnify any director, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XII.A. (a) and (b), or in defense of any claim, issue or matter therein; and

(d)    make any indemnification under Article XII.A. (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Article XII.A. (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation; and

(e)    pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article XII. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise (“Proceedings”) initiated or brought voluntarily by a director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XII unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or offer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

(f)    not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XII exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director’s or officer’s official capacity and as to action in another capacity while holding such office; and

(g)    have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII; and

(h)    deem the provisions of this Article XII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this Article XII is in effect and any repeal or modification of this Article XII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon Such state of facts. The provisions of this Article XII not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other Corporation (the “Second Corporation”) which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the Board of Directors of this Corporation; and

(i)    continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

B.     Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by an amended DGCL. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE XIII

AMENDMENTS

The Board of Directors of the Corporation may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

Appendix B

NAVIGANT CONSULTING, INC.

2012 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION

1.1     Purposes. The purposes of the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2     Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of The New York Stock Exchange or, if the Common Stock is not listed on The New York Stock Exchange, within the meaning of the rules of the principal national stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Navigant Consulting, Inc., a Delaware corporation, or any successor thereto.

“Corporate Transaction” shall have the meaning as set fort in Section 5.8(b)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on The New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on The New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be

Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(ii).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 5.8(b)(i).

“Outstanding Voting Securities” shall have the meaning set forth in Section 5.8(b)(i).

“Performance Awards” shall mean a right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest in the shares of Common Stock subject to an award or the holder’s receipt of the shares of Common Stock or payment with respect to an award, as applicable. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return on assets, return on equity, return on investments, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, economic value created, gross margin, operating margin, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, Performance Measures may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.” In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period of not less than twelve months designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect; provided, however, that the twelve-month performance period shall not apply to (A) awards granted in lieu of salary, (B) awards made in payment of any earned incentive compensation, (C) a termination due to death, disability or retirement, (D) upon a Change in Control, (E) Substitute Awards, (F) awards to newly hired officers or other employees, or (G) awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan.

“Prior Plan” shall mean the Navigant Consulting, Inc. 2005 Long-Term Incentive Plan, as amended, and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period of not less than thirty-six months, with vesting no more rapidly than ratably on each of the first three anniversaries of the date of grant, designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect; provided, however, that the thirty-six month vesting period shall not apply to (A) awards granted in lieu of salary, (B) awards made in payment of any earned incentive compensation, (C) a termination due to death, disability or retirement, (D) upon a Change in Control, (E) Substitute Awards, (F) awards to newly hired officers or other employees, or (G) awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3     Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units, and the dollar value subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that in the event of death, disability, a termination of employment or service or in the event of a Change in Control (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units, Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4     Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors and agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents, of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, agent or independent contractor. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.

1.5     Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be 6,200,000 (reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after January 1, 2012), of which no more than 6,200,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. Such shares shall be reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after January 1, 2012. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one (1.0) times the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one and one-half (1.5) times the number of shares subject to such Stock Award or Performance Award. If this Plan is approved by the shareholders of the Company, no further awards shall be granted under the Prior Plan.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under this Plan or under the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that again shall be available pursuant to this paragraph shall be equal to (i) one (1.0) of a share for each share subject to an option or Free-Standing SAR described herein or subject to an option or free-standing SAR granted under the Prior Plan, (ii) one and one-half (1.5) shares for each share subject to a Stock Award or Performance Award described herein and (iii) in accordance with Section 1.5(b) of the Prior Plan, one and one-half (1.5) shares for each share subject to a restricted stock award, restricted stock unit award, performance share award or performance share unit award granted under the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a shareholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 500,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock may be granted during any fiscal year of the Company to any person shall be 250,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Awards denominated in cash granted during any fiscal year of the Company to any person shall be $5,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1     Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, consultants, agents and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)     Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the exercise price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(b)     Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)     Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than 10 years after its grant date; and provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4    Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

2.5    No Repricing. Subject to Section 5.7, the Committee shall not without the approval of the shareholders of the Company, (i) reduce the exercise price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a corporate transaction including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares.

III. STOCK AWARDS

3.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Value of Performance Award and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award that is subject to performance-based vesting conditions shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company.

4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1    Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2012 annual meeting of shareholders and, if so approved, the Plan shall become effective as of the date on which the Plan was approved by the Board. This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2    Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s shareholders if (i) shareholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of The New York Stock Exchange, or any other stock exchange on which shares of Common Stock are traded; or (ii) such amendment seeks to modify Section 2.5 hereof; provided further, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Award, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award, and the maximum amount that may be payable pursuant to any Performance Award denominated in cash granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8    Change in Control.

(a)    Double-Trigger Vesting. Unless otherwise determined by the Committee pursuant to Section 1.3 or provided in an award Agreement or another agreement, in the event of a Change in Control of the Company and a termination of employment or service under circumstances determined by the Board or the Committee within 24 months following such Change in Control or within three months prior thereto in connection with such Change in Control (A) the outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to the outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to the outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to the outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.

(b)    Board and Committee Discretion. In the event of a Change in Control of the Company, the Board or the Committee may, in its discretion:

(i)    require that shares of capital stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(ii)    require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (1) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to this Plan or an award Agreement or another agreement, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the exercise price or base price per share of Common Stock subject to such option or SAR, (2) in the case of a Stock Award or Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award or Performance Award has lapsed or will lapse pursuant to this Plan or an award Agreement or another agreement and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to this Plan or an award Agreement or another agreement, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to this Plan or an award Agreement or another agreement and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to this Plan or an award Agreement or another agreement; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(c)    Definition of Change in Control. “Change in Control” shall mean:

(i) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 5.8(b); provided further, that for purposes of clause (2), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Common Stock or more than 50% of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of at least 60%, or all or substantially all, of the assets of the Company, or the acquisition of the assets of another corporation for voting securities of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (B) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, more than 50% of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company.

5.8    Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.9    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.10    Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.11    Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.12    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.13    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Appendix C

NAVIGANT CONSULTING, INC.

ANNUAL INCENTIVE PLAN

I.     Purposes

The purposes of the Navigant Consulting, Inc. Annual Incentive Plan (the “Plan”) are to retain and motivate the officers and other employees of Navigant Consulting, Inc. and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period. It is intended that all amounts payable to Participants who are “covered employees” within the meaning of Section 162(m) of the Code will constitute “qualified performance-based compensation” within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.     Definitions

“Annual Base Salary” shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

“Applicable Period” shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed. Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

“Award” shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board comprised of members of the Board that are “outside directors” within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies any then applicable requirements of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

“Company” shall mean Navigant Consulting, Inc., a Delaware corporation, and any successor thereto.

“Participant” shall mean an officer or other employee of the Company or any of its subsidiaries who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

“Performance Period” shall mean any period commencing on or after January 1, 2012 for which performance goals are established pursuant to Article IV. A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

“Plan” shall mean the Navigant Consulting, Inc. Annual Incentive Plan as set forth herein, as it may be amended from time to time.

III.     Administration

3.1.     General. The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions). The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2.     Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1.

(a)	to designate within the Applicable Period the Participants for a Performance Period;

(b)	to establish within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c)	to certify in writing prior to the payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)	subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)	to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3.     Delegation of Power. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.

IV.     Performance Goals

The Committee shall establish within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both). To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a share of common stock, par value $0.001 per share, of the Company of a specified Fair Market Value for a specified period of time, earnings per share, return on assets, return on equity, return on investments, return on invested capital, total shareholder return, earnings or net income of the Company before or after taxes and/or interest, EBITDA, revenues, market share, cash flow or cost reduction goals, interest expense after taxes, economic value created, gross margin, operating margin, net cash provided by operations, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to “covered employees” within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.” In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

V.     Terms of Awards

5.1.     Performance Goals and Targets. At the time performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals. The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant’s Annual Base Salary or a multiple thereof. In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made. With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a “covered employee” within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the “qualified performance-based compensation.”

5.2.     Payments. At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award. Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferrals exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3.     Maximum Awards. No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $5 million, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

VI.     General

6.1.     Effective Date. The Plan shall be submitted to the shareholders of the Company for approval at the 2012 annual meeting of shareholders and, if approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2012. In the event that the Plan is not approved by the shareholders of the Company, the Plan shall be null and void with respect to Participants who are “covered employees” within the meaning of Section 162(m) of the Code.

6.2.     Amendments and Termination. The Board may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. The Board may terminate the Plan at any time.

6.3.     Non-Transferability of Awards. No award under the Plan shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

6.4.     Tax Withholding. The Company shall have the right to require, prior to the payment of any amount pursuant to an award made hereunder, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award.

6.5.     No Right of Participation or Employment. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6.     Designation of Beneficiary. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding award shall be payable to the Participant’s executor, administrator, legal representative or similar person.

6.7.     Governing Law. The Plan and each award hereunder, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8.     Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan are to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing. Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9.     Binding Effect. The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs. If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10.     Unfunded Arrangement. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefit hereunder. No Participant shall have any interest in any particular assets of the Company or any of its affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

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	SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
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THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain
01	Thomas A. Gildehaus	☐	☐	☐
02	Cynthia A. Glassman	☐	☐	☐			For	Against	Abstain
03	Peter B. Pond	☐	☐	☐	5	Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement.	☐	☐	☐
The Board of Directors recommends you vote FOR proposals 2 through 6.
		For	Against	Abstain
2	Proposal to adopt the restatement of the Company’s Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐	6	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2012.	☐	☐	☐

3	Proposal to approve the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan.	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
4	Proposal to approve the Navigant Consulting, Inc. Annual Incentive Plan.	☐	☐	☐

		Yes	No		Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
Please indicate if you plan to attend this meeting		☐	☐

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NAVIGANT CONSULTING, INC. Annual Meeting of Shareholders - May 22, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Navigant Consulting, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice & Proxy Statement and Annual Report and hereby appoint(s) Thomas A. Nardi and Monica M. Weed, and each of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Navigant Consulting, Inc., to be held at 10:00 a.m., Central time, on Tuesday, May 22, 2012, at The Chicago Club, 81 East Van Buren Street, Chicago, Illinois 60605, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, on all matters set forth on the reverse side.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

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